SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ADVANCED MEDICAL OPTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1700 E. St. Andrew Place, Santa Ana, CA 92705 (714) 247-8200

April 15, 2004

Dear Stockholder:

We invite you to attend our annual meeting of stockholders on Thursday, May 20, 2004, at 10:00 a.m., to be held at our headquarters located at 1700 E. St. Andrew Place, Santa Ana, California.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and the procedures for the meeting. It also describes how the company’s board of directors operates and gives certain information about the company. In addition, we have enclosed a copy of the Annual Report to Stockholders and a copy of our Annual Report on Form 10-K, which includes the company’s financial statements for 2003.

We hope you will be able to attend our annual meeting. If you need special assistance at the meeting, please contact our Investor Relations department at the address above.

William R. Grant	James V. Mazzo

Chairman of the Board	President and Chief Executive Officer

1700 E. St. Andrew Place, Santa Ana, CA 92705 (714) 247-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: May	20, 2004

Time:    10:00 a.m.

Place:    Advanced Medical Optics, Inc.

    1700 E. St. Andrew Place

    Santa Ana, California

Purpose:

•	To elect two directors
•	To approve an amendment of the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan
•	To consider such other business as may properly come before the meeting or any adjournment of the meeting

YOUR VOTE IS IMPORTANT. YOU MAY VOTE YOUR SHARES BY EITHER (1) CALLING THE TOLL-FREE NUMBER SET FORTH ON YOUR PROXY CARD; (2) ACCESSING THE INTERNET AS INDICATED ON YOUR PROXY CARD; OR (3) SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING.

By Order of the Board of Directors

Aimee S. Weisner

Corporate Vice President,

General Counsel and Secretary

April 15, 2004

ADVANCED MEDICAL OPTICS, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 20, 2004

GENERAL INFORMATION

The approximate date on which the enclosed proxy card and this proxy statement are first being sent to stockholders is April 15, 2004.

Outstanding Shares.

On March 26, 2004, 29,480,577 shares of common stock (exclusive of 1,379 shares held in treasury) were outstanding. Each common share has one vote.

Who May Vote

Stockholders of Advanced Medical Optics, Inc. as of the company’s record date, March 26, 2004, may vote.

How To Vote

You may vote by proxy or in person at the meeting. To vote by proxy, you may vote in one of the following three ways:

•	Complete, sign, date and mail your proxy card in the enclosed, postage-prepaid envelope;

•	Call the toll-free number listed on the proxy card; or

•	Access the Internet as indicated on the proxy card.

Even if you plan to attend the meeting, we recommend that you vote prior to the meeting. You can always change your vote as described below.

How Proxies Work

Advanced Medical Optics, Inc.’s board of directors is asking for your proxy. By giving us your proxy, you authorize the proxy holders (members of Advanced Medical Optics management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish us to vote your shares, your shares will be voted “for” all director candidates and “for” the amendment of the 2002 Incentive Compensation Plan. Proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. Generally, you need to either call the toll-free number, vote by accessing the Internet, or sign and return all of your proxy cards to vote all of your shares. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy material from them. Shares registered in your name and shares held in the Advanced Medical Optics 401(k) Plan are covered by a separate proxy card. If a proxy card representing shares in the Advanced Medical Optics 401(k) Plan is not voted, those shares will be voted by the trustee of the Plan in accordance with the direction of the company’s corporate benefits committee.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by Advanced Medical Optics (also known as treasury shares) are not voted and do not count for this purpose.

Changing Your Vote

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying the Secretary of Advanced Medical Optics in writing at the address under “Questions?” on page 38.

Votes Needed

Director nominees receiving the largest number of votes cast are elected, up to the maximum number of directors fixed by the board to be elected at the meeting. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Approval of the 2002 Incentive Compensation Plan amendment and any other matter properly brought before the meeting requires the favorable vote of a majority of the shares of common stock represented at the meeting, in person or by proxy. Abstentions and broker non-votes are counted as if they were votes against each of these proposals.

Attending In Person

Only stockholders, their designated proxies and guests of Advanced Medical Optics may attend the meeting.

ELECTION OF DIRECTORS

(Proposal 1)

General

The first proposal to be voted on at the meeting is the election of two directors. Each of these directors is to be elected as a Class II director for a three-year term expiring at the 2007 annual meeting. The board of directors has nominated Mr. William R. Grant and Mr. Christopher G. Chavez for these directorships. Each of these individuals is currently serving as an AMO director, and Mr. Grant also serves as our Chairman of the Board. Biographical information about each of the director nominees and the other directors continuing in office is included in “Director Information” below.

The Board of Directors recommends a vote “FOR” all nominees.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the board will either select a substitute nominee or reduce the size of the board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee, in the discretion of the proxy holders.

In accordance with our bylaws, directors are elected by a plurality of the votes of shares represented and entitled to be voted at the meeting. That means the two nominees will be elected if they receive more affirmative votes than any other nominees.

Director Information

Our board of directors is separated into three classes, each with a three-year term. The current term of the Class II directors will expire at the 2004 annual meeting, the current term of the Class III directors will expire at the 2005 annual meeting, and the current term of the Class I directors will expire at the 2006 annual meeting.

Set forth below is biographical and other information about the persons who will make up the board following the annual meeting, assuming election of the nominees named below.

Nominees for Election as Directors—Term Expiring 2007

William R. Grant Class II Age: 79 Director since October 2001 Board committees: Audit and Finance; Organization, Compensation and Corporate Governance	Mr. Grant is the Chairman of the Board of Directors, a position he has held since January 2002. He is a co-founder of Galen Associates, Inc., a venture capital firm in the health care industry, and has been its Chairman since 1989. Mr. Grant has 50 years of experience in the investment banking and risk-capital fields, including substantial experience in the health care industry. He was President of Smith Barney Inc., Chairman of MacKay-Shields Financial Corporation and a former director of Allergan, Inc., Coldwell Banker, New York Life Inc., Witco Corporation and Fluor Corporation. Currently Mr. Grant is also a Director of Ocular Sciences, Inc., Vasogen Inc. (Chairman), Quest Diagnostics Incorporated and Massey Energy Company.

Christopher G. Chavez Class II Age: 48 Director since June 2002 Board committees: Organization, Compensation and Corporate Governance; Science and Technology	Mr. Chavez joined Advanced Neuromodulation Systems as President, Chief Executive Officer and Director in April 1998. Prior to joining ANS, Mr. Chavez was Vice President of Worldwide Marketing and Strategic Planning for Eastman Kodak’s Health Imaging Division where the division’s five worldwide profit centers reported to him. From 1981 to 1997, Mr. Chavez was with Johnson & Johnson Medical, Inc., a major division of Johnson & Johnson. While with J&J, he progressed through several positions in finance, strategic planning, domestic and international marketing, new business development and general management. His most recent position was Vice President and General Manager of the Infection Prevention Business Unit, one of four worldwide business units with approximately one-half billion dollars in sales. Mr. Chavez currently serves on the Board of Directors of the North Texas Visiting Nurse Association, the Medical Device Manufacturers Association (Chairman) and the Dallas/Fort Worth Health Industry Council.

Directors Continuing in Office—Term Expiring 2005

James V. Mazzo Class III Age: 46 Director since October 2001 Board committees: Science and Technology	Mr. Mazzo is our President and Chief Executive Officer and has been a member of our board of directors since October 2001. Prior to AMO’s spin-off from Allergan in 2002, Mr. Mazzo served in various positions at Allergan, most recently as Allergan’s Corporate Vice President, and President, Surgical and CLCP Businesses. From April 1998 to January 2002, Mr. Mazzo was Allergan’s Corporate Vice President and President, Europe/Africa/Middle East Region. From January 2001 to January 2002, Mr. Mazzo also assumed the duties of President of Allergan’s Global Surgical Business, and from May 1998 to January 2001, he was the President of Global Lens Care Products for Allergan. From June 1997 to May 1998, he was Senior Vice President, U.S. Eyecare/Rx Sales and Marketing, and prior to that he served 11 years in a variety of positions at Allergan, including Director, Marketing (Canada), Vice President and Managing Director (Italy) and Senior Vice President, Northern Europe. Mr. Mazzo first joined Allergan in 1980. Mr. Mazzo sits on the Board of AdvaMed (Advanced Medical Technology Association).

James O. Rollans Class III Age: 61 Director since June 2002 Board committees: Audit and Finance (Chairman); Organization, Compensation and Corporate Governance	Mr. Rollans retired in 2003 from the Board of Directors of Fluor Corporation and from his position as Fluor’s Group Executive of Investor Relations and Corporate Communications, in which he was responsible for leading the company’s external affairs, including Investor Relations, Corporate Communications, Community and Government Relations functions. Prior to assuming that role in February 2002, Mr. Rollans served as Group Executive of Business Services (from February 2001). Joining Fluor in 1982, Mr. Rollans’ tenure with the company included several positions at the senior executive level, including that of Senior Vice President and Chief Administrative Officer from 1994 to 1998; Senior Vice President and Chief Financial Officer from 1998 to 1999 and from 1992 to 1994; and Vice President of Corporate Communications from 1982 to 1992. He also served as the first President and Chief Executive Officer of Fluor Signature Services, the former business services enterprise of Fluor Corporation from 1999 to 2001. Mr. Rollans is a member of the Board of Directors of Flowserve Corporation.

Directors Continuing in Office—Term Expiring 2006

William J. Link, Ph.D. Class I Age: 57 Director since June 2002 Board committees: Audit and Finance; Science and Technology (Chairman)	Dr. Link is Managing Director and a co-founder of Versant Ventures, a venture capital firm located in Newport Beach, California investing in early-stage health care companies. Prior to co-founding Versant Ventures in 1999, Dr. Link was a general partner at Brentwood Venture Capital, where he invested in a number of early-stage companies. From 1986 to 1997, Dr. Link was Chairman and Chief Executive Officer of Chiron Vision, a subsidiary of Chiron Corporation founded by Dr. Link, which specialized in ophthalmic surgical products and which was later sold to Bausch and Lomb in 1997. Prior to Chiron Vision, Dr. Link founded and served as President of American Medical Optics, a division of American Hospital Supply Corporation, which was sold to Allergan in 1986. Before entering the health care industry, Dr. Link was an assistant professor in the Department of Surgery at the Indiana University School of Medicine. Dr. Link earned his bachelor’s, master’s and doctorate degrees in mechanical engineering from Purdue University.

Michael A. Mussallem Class I Age: 51 Director since June 2002 Board committees: Audit and Finance; Organization, Compensation and Corporate Governance (Chairman)	Mr. Mussallem is the Chairman of the Board and Chief Executive Officer of Edwards Lifesciences Corporation, a position he has held since 2000, when Edwards Lifesciences was spun off from Baxter International, Inc. Mr. Mussallem joined Baxter in 1979 and was the Group Vice President of Baxter’s CardioVascular business from 1994 to 2000 and Group Vice President of Baxter’s Biopharmaceutical business from 1998 to 2000. In addition to serving on the Board of Edwards Lifesciences, Mr. Mussallem serves on the Boards of AdvaMed and the California Healthcare Institute, and is a member of the University of California, Irvine CEO Roundtable.

Deborah J. Neff Class I Age: 50 Director since July 2003 Board committees: Science and Technology	Ms. Neff is the President and Chief Executive Officer of Biospect, Inc., which she joined in 2003. Prior to joining Biospect, from 1988 to 2003, Ms. Neff held a number of executive positions at Becton Dickinson and Company, a $4 billion global medical technology and device company. Most recently, from 2000 to 2003, she was Worldwide President of Becton Dickinson Biosciences, and from 1995 to 2000, she was President of the Biosciences and Microbiology Systems as well as the Becton Dickinson Immunocytometry Systems. Before joining Becton Dickinson, Ms. Neff held senior management positions with Organon-Teknicka Corporation and CooperBiomedical. In addition to serving on the Board of Biospect, Ms. Neff is a member of the Board of Directors of Aria Biosystems Corp. and of the Advisory Board of the Healthcare Businesswomen’s Association.

Attendance at Meetings

Our board of directors met six times in 2003. Each of the directors attended 89% or more of the aggregate number of regularly scheduled and special board and committee meetings held during the year. In addition, each of the directors attended the annual meeting of stockholders held on April 30, 2003.

Director Compensation

In 2003, our non-employee directors received the following annual retainers:

•	Non-executive Chairman of the Board: $150,000

•	Chairman of the Audit and Finance Committee: $34,000

•	Chairman of the Organization, Compensation and Corporate Governance Committee: $29,000

•	Chairman of the Science and Technology Committee: $29,000

•	Other Board Members: $24,000

Effective May 20, 2004, the date of the Annual Meeting, each of the annual retainers for our non-employee directors set forth above (other than the Chairman of the Board’s) will increase by $6,000 per year.

In addition to the annual retainers, the non-employee directors receive the following meeting fees:

•	Full Board: $1,200 per meeting

•	Committee: $1,000 per meeting

Our non-employee directors other than our Chairman also are entitled to participate in our Incentive Compensation Plan, receiving 20,000 options upon initial election and 6,500 options per year thereafter. The Chairman, as a non-employee director, also received an initial stock option grant of options to purchase 40,000 shares of our common stock at the time of our spin-off, and receives options to purchase 13,000 shares annually thereafter. Subject to stockholder approval of the amendment of the Incentive Compensation Plan, the annual stock option grants for the non-employee directors other than the Chairman of the Board will increase from 6,500 options per year to 9,500 options per year. See Proposal 2 below.

Beginning in April 2003, the non-employee directors were permitted to forego some or all of their annual cash retainer in lieu of restricted shares of our stock issued under our 2002 Incentive Compensation Plan, with a face value equal to the amount of the annual cash retainer foregone. These restricted shares vest at the Annual Meeting. Our non-employee directors will have the ability to make this election each year prior to the Annual Meeting.

CORPORATE GOVERNANCE

From its inception, AMO has been committed to integrity and responsible conduct, as evidenced by our adoption in June 2002 of the Advanced Medical Optics, Inc. Code of Ethics. We believe that AMO’s commitment to ethical conduct is the personal responsibility of each manager and employee of our company, and no other objective shall have a higher priority. In addition, the board of directors has adopted Corporate Governance Guidelines that reflect our Board’s commitment to the highest possible standards of corporate governance. These guidelines are being published in this proxy statement to inform our stockholders of the board’s current thinking with respect to selected corporate governance issues that we think may be of interest to stockholders. These are guidelines, not rigid rules. The guidelines include, among other things, a description of the manner in which stockholders can send communications to the board of directors, AMO’s policy with regard to board members’ attendance at annual meetings, and which director will preside at executive sessions of the board.

Corporate Governance Guidelines

The Board of Directors of Advanced Medical Optics, Inc. (the “Company”) recognizes the importance of good corporate governance as a means of addressing the needs of the Company’s stockholders, employees, customers, suppliers and community. These guidelines are intended to serve as flexible principles and to be interpreted in the context of all applicable laws and the Company’s Certificate of Incorporation, Bylaws and other governing legal documents, all of which necessarily take precedence. The Board of Directors recognizes that corporate governance is a developing and dynamic area warranting periodic review. Accordingly, the following guidelines are subject to review and change from time to time by the Board of Directors.

Role of the Board of Directors

1.	The Board of Directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It appoints the senior management team, which is charged with the conduct of the Company’s business. Having appointed the senior management team, the Board’s role is to oversee management. The Board also acts as an advisor and counselor to senior management and ultimately monitors its performance. The Board has complete access to the Company’s management. The Board also has access, as necessary and appropriate, to independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.

2.	The Board of Directors shall support a corporate environment of internal controls, fiscal accountability, ethical standards and compliance with applicable governance policies, laws and regulations. Under Delaware law, each director owes duties of loyalty and care to the Company and is expected to act in the best interests of the Company’s stockholders as a whole. The Company has adopted a Code of Ethics that is applicable to each of its directors, officers and employees.

3.	It is the general policy of the Company that all major decisions be considered by the Board as a whole. The Board has delegated certain basic responsibilities to three committees: Audit and Finance; Organization, Compensation and Corporate Governance (“OCCG”); and Science and Technology. The responsibilities of these committees are set forth in their respective written charters, which shall be publicly available at all times.

4.	The OCCG is responsible for setting annual and long-term performance goals for the CEO and for evaluating his or her performance against those goals on an annual basis. The evaluation is submitted for consideration by the outside directors of the Board in an executive session. The evaluation is then used in the consideration of the CEO’s compensation.

5.	The OCCG is also responsible for undertaking an annual assessment of the Board’s performance. This report will be discussed with the full Board. The assessment will focus on the Board’s contribution as a whole and areas in which the Board or management believes a better contribution could be made.

6.	The Board plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The Board or the OCCG should also receive at that time an assessment of persons considered potential successors to certain senior management positions and the Company’s management development plans.

7.	The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholders. It is the policy of the Company that designated management speaks for the Company. Stockholders may communicate directly with the Board of Directors or with any of the non-management directors in writing, mailed or delivered to such person or group in care of the Secretary at the Company’s headquarters.

Composition of the Board of Directors

8.	The members and chairs of Board committees are recommended to the Board by the OCCG in consultation with the Chairman and Chief Executive Officer. The Audit and Finance Committee and the OCCG are comprised solely of independent directors. Committee members will be rotated as needed. Each committee is responsible for preparing an annual self-evaluation.

9.	It is the policy of the Company that the Board consists of a majority of independent directors and that the number of directors not exceed a number that can function efficiently as a body. The OCCG will analyze the independence of its members annually and report to the Board. After receiving the OCCG’s report, the Board shall annually review the affiliations of each outside director to affirmatively determine his or her independence, and the Company will publicly disclose these determinations. The Company generally classifies a director as “independent” if the director meets the following criteria:

(a)	is not and has not been employed by the Company in an any capacity, and has no immediate family member who is or has been an executive officer of the Company, within the three years immediately prior;

(b)	is not an executive officer or an employee, and has no immediate family member who is an executive officer, of a company that makes significant payments to, or receives significant payments from, the Company for property or services within the three prior fiscal years;

(c)	does not beneficially own and is not affiliated with an entity that owns more than 20% of the Company’s common stock;

(d)	is not receiving, and has not received within the past three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(e)	is not and has not been affiliated with or employed in a professional capacity by a current or former internal or external auditor of the Company within the three years immediately prior;

(f)	is not and has not been in the prior three years part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that currently employs the director;

(g)	does not have significant personal services contracts with the Company;

(h)	is not an executive officer of a tax-exempt entity that receives significant contributions from the Company; and

(i)	does not share a home with and is not a spouse; parent; sibling; child; mother or father-in-law; son or daughter-in-law; or brother or sister-in-law of any person described by (d) through (h).

“Significant” means amounts exceeding in any single fiscal year the greater of $1 million or 2% of either entity’s consolidated gross revenues.

The Board may make exceptions to the above classification on a case by case basis, provided, however, that so long as the Company has a class of securities registered under federal securities laws, the Board will comply with applicable corporate governance rules promulgated by the U.S. Securities and Exchange Commission and each stock exchange on which the securities of the Company are then listed.

For purposes of membership on the Audit and Finance Committee, in order to be “independent” its members must receive no compensation from the Company other than director fees (be they in cash, equity or some other form) and may not serve on the audit committees of more than five public companies at any time without prior Board approval. In addition, no member of the Audit and Finance Committee may be an “affiliated person” of the Company, as that term is defined under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. At least one member of the Audit and Finance Committee should also qualify as an “audit committee financial expert,” as defined in Item 401(e) of Regulation S-K.

10.	The OCCG, in consultation with the Chairman and Chief Executive Officer, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The OCCG also performs the functions that otherwise would be delegated to a standing nominating committee. In this capacity, the OCCG considers and recommends to the full Board candidates to fill new positions created by expansion and vacancies. Board candidates are selected for their character, judgment, business experience and acumen. Scientific expertise and familiarity with issues affecting the Company are also relevant. Final approval of a new candidate is determined by the OCCG before the decision to invite someone to join the Board is made. The OCCG will consider director candidates recommended by stockholders, using the process for stockholder communications detailed in Section 7 above.

11.	The roles of Chairman of the Board and Chief Executive Officer need not be separate. The Board will make this decision in each circumstance in the best interests of the stockholders.

12.	Individual directors who change the responsibility they held when they were elected to the Board should tender their resignations to the OCCG for consideration. The OCCG will then recommend to the Board the action, if any, to be taken with respect to the resignation.

13.	The Board does not believe that it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations.

14.	The Company is committed to the continuous education of its Board members. New directors will receive an orientation about the Company, its industry and its corporate governance philosophy.

Board and Committee Meetings; Director Responsibilities

15.	The outside directors will meet without management present in executive session at regularly scheduled meetings. The Chairman, if an outside director, will preside over such meetings. If the Chairman is not an outside director, a director will be selected by a majority of the outside directors to chair such discussions.

16.	The Chairman and the CEO set the agenda for Board meetings, and the committee chairs set the agendas for the committee meetings. Any member of the Board may request that an item be included on the agenda.

17.	Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting. Directors are expected to review such materials prior to the meeting so that Board meeting time may be conserved and discussion time focused on questions that the Board may have about the materials.

18.	Regular attendance at Board meetings is important. Directors should attend meetings in person whenever possible. Managers other than the CEO are encouraged to attend Board meetings as necessary. Directors are strongly encouraged to attend annual meetings of stockholders.

Director Compensation

19.	The Board recognizes that questions as to a director’s independence may be raised when director fees and emoluments exceed what is customary or are outside the scope of fees directly attributable to a director’s service on the Board. The OCCG will critically evaluate these matters when periodically determining the form and amount of director compensation. Such determination also may be based upon information provided by Company management and outside consultants. Changes in Board compensation, if any, will be made with the full discussion and approval by the Board.

20.	Each director is encouraged to maintain ownership of the Company’s common stock. In furtherance of this objective, the Board adopted resolutions on January 28, 2003, which encourage each outside director to own a minimum of shares of the Company’s common stock equal to three times the director’s annual cash retainer, within five years of the individual first becoming a director.

These Corporate Governance Guidelines, the company’s Code of Ethics and the Charters for each of the committees of the Board of Directors are to be included on the Company’s website and publicly disclosed in such other manner as management deems appropriate.

Additional Corporate Governance Information

Of the seven persons serving on our board of directors, six are non-employees, and we have determined that each of these six non-employee directors is independent of management and free of any relationship that would interfere with the exercise of his or her independent judgment as a board member. All of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer are required to abide by our Code of Ethics. We also have adopted various other corporate policies and procedures which, taken as a whole, reflect our commitment to business ethics and to the strict adherence to all laws and regulations applicable to the conduct of our business. We have implemented procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding business ethics, including questionable accounting or auditing matters. The full text of our Code of Ethics has been published on our Internet site at www.amo-inc.com, under the caption “Investors / Media – Corporate Governance.” We will promptly disclose any future amendments to, or waivers from, certain provisions of our Code of Ethics on our website.

Committees of the Board of Directors

We are managed under the direction of our board of directors. Our board of directors has established three standing committees: an Audit and Finance Committee, an Organization, Compensation and Corporate Governance Committee and a Science and Technology Committee. In addition to its other roles, which are described below, the Organization, Compensation and Corporate Governance Committee performs the functions of a standing nominating committee.

Audit and Finance Committee

The Audit and Finance Committee is composed of Dr. Link and Messrs. Rollans, Grant and Mussallem. Our board has determined that none of the committee members has a relationship to AMO that may interfere with the exercise of his independence from management and the company. Consequently, the board has unanimously determined that each of these committee members is “independent” under current New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Each member of the Audit and Finance Committee is financially literate, in accordance with the qualifications set forth by the company’s board of directors in its business judgment. In addition, the Board has unanimously determined that each of the Audit and Finance Committee members, namely Dr. Link and Messrs. Rollans, Grant and Mussallem, has the requisite accounting or related financial management expertise to qualify as an “audit committee financial expert,” meaning that each has:

•	an understanding of generally accepted accounting principles and financial statements;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by AMO’s financial statements, or experience actively supervising one or persons engaged in such activities;

•	an understanding of internal control over financial reporting; and

•	an understanding of audit committee functions.

In 2003, the Audit and Finance Committee met seven times.

The board of directors adopted, and in February 2004 amended and restated, a written Charter setting forth the authority and responsibilities of the Audit and Finance Committee, a copy of which is attached to this proxy statement as Exhibit B. The full text of the Audit and Finance Committee Charter has been published on our Internet site at www.amo-inc.com, under the caption “Investors / Media – Corporate Governance.” As set forth in its Charter, the Audit and Finance Committee:

•	reviews the scope of the audit by the independent auditors

•	inquires into the effectiveness of our accounting and internal control functions

•	recommends to the board of directors any changes in the appointment of independent auditors that the committee may deem to be in the best interests of the company and its stockholders

•	assists the board of directors in establishing and monitoring compliance with the ethical business practice standards of the company

•	has a finance oversight role, including the periodic evaluation of our finance function, capital structure and debt and equity policies and programs

Our independent auditors and our internal financial personnel have regular private meetings and unrestricted access with this committee.

The report of the committee begins on page 34.

Organization, Compensation and Corporate Governance Committee

The Organization, Compensation and Corporate Governance Committee is composed solely of directors who are independent of management. The current members are Messrs. Mussallem, Chavez, Grant and Rollans. Each member meets the independence criteria for NYSE nominating and compensation committee members in our board of directors’ business judgment. This committee met five times in 2003. As set forth in the written Charter of the Organization, Compensation and Corporate Governance Committee, the Committee:

•	determines the compensation of executive officers and outside directors

•	exercises authority of the board of directors concerning employee benefit plans

•	advises the board of directors on other compensation and employee benefit matters

•	makes recommendations to the board of directors regarding candidates for election as directors of the company

•	advises the board of directors on board committee structure and membership and corporate governance matters.

The Charter of the Organization, Compensation and Corporate Governance Committee has been published on our Internet site at www.amo-inc.com under the caption “Investors / Media – Corporate Governance.”

The Organization, Compensation and Corporate Governance Committee, which performs the functions of a standing nominating committee, will consider director candidates proposed by stockholders. Candidates, whether proposed by management or stockholders, are selected for their character, judgment, business experience and acumen, and scientific expertise and familiarity with issues affecting AMO are also relevant. To be considered by the Committee for the 2005 annual meeting, stockholder submissions must be received at the offices of the company to the attention of the Secretary, Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, California 92705, between December 30, 2004 and January 29, 2005. When the board seeks new members, the Committee reviews the suitability of board candidates, including any recommended by a stockholder, by first screening resumes, and, if there is interest, conducting substantially the following process: (a) set up preliminary interviews, possibly with the aid of an outside recruiting firm, and, if there is continued interest, (b) set up additional interviews with the Committee Chair, the Chairman of the Board, the Chief Executive Officer and/or such other persons as may be helpful to the process, and, if there is continued interest, (c) recommend the board candidate to the full board.

The report of the committee begins on page 25.

Science and Technology Committee

Our Science and Technology Committee is composed of Dr. Link, Messrs. Chavez and Mazzo, and Ms. Neff. The functions of this committee include reviewing our:

•	research and development programs

•	projects to evaluate investment allocations

•	portfolio of strategic patents and major technology-based transactions

This committee met five times in 2003. The full text of its Charter has been published on our Internet site at www.amo-inc.com, under the heading “Investors / Media – Corporate Governance.”

Stock Ownership Guidelines

In January 2003, we adopted stock ownership guidelines for our directors and executive officers. We would like each of our executive officers to own a number of shares having a value computed as follows:

•	Chief Executive Officer, 3.5 times base salary

•	Executive Vice President and Corporate Vice Presidents, 2 times base salary

•	Senior Vice Presidents and Vice Presidents, 1 times base salary

Our directors are expected to own a number of shares having a value of at least three times the annual cash retainer. For purposes of this calculation, we include the equivalent share value of vested, in-the-money stock options. Directors and executives are expected to meet these guidelines within five years.

APPROVAL OF AMENDMENT OF THE

ADVANCED MEDICAL OPTICS, INC. 2002 INCENTIVE COMPENSATION PLAN

(Proposal 2)

Our board of directors has approved amendments to the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan that, subject to the approval of the stockholders at the Annual Meeting, would:

•	increase the number of shares available for issuance under the plan,

•	add provisions prohibiting discounted stock options, reload stock options and loans,

•	increase the size of the annual automatic grants to non-employee directors, and

•	reflect other administrative plan changes.

The original plan was previously approved by the stockholders at our 2003 Annual Meeting.

Reasons for the Amendments

Spin-Off Commitments Prematurely Depleted Available Reserves

Stockholders are being asked to approve an increase in plan shares from 6.7 million to 8.7 million. The amendment is for a fixed number of shares, not an “evergreen” provision that would continually replenish the plan. At the end of 2003, our stock overhang was approximately 24%, which is considered high for a company our size, but we believe that approximately 30% of this overhang is attributable to the significant depletion of our plan reserves in connection with our 2002 spin-off from Allergan. (As used in this context, “stock overhang” equals options granted but not yet exercised plus shares available for grant under all of our equity-based plans (the “Overhang Numerator”) divided by total shares outstanding at year-end plus the Overhang Numerator.)

In connection with our spin-off from Allergan in mid-2002, employees who transferred from Allergan and who held certain unvested Allergan stock options at the time of the spin-off were granted unvested AMO stock options under AMO’s 2002 Incentive Compensation Plan. The purpose of these stock option conversions was to preserve for our employees the value of stock options that had been granted and partially vested while the employees were employed by Allergan. These converted options had adjusted numbers of shares and adjusted exercise prices, which were calculated in a manner required by generally accepted accounting principles, and which were intended to preserve for the respective holders the intrinsic value of the original Allergan stock options at the time of the spin-off. Of the 6,700,000 shares originally reserved for issuance under our 2002 Incentive Compensation Plan, an aggregate of 2,639,866 were immediately used in connection with this conversion of Allergan options, and 2,050,990 of these options were outstanding at December 31, 2003. This utilized almost 40% of the authorized shares. In addition, as an inducement for employees to transfer to AMO, employees at all levels, not just management, were offered “Founders’ Stock Options” at the time of the spin-off, which further depleted the overall pool by an additional 2,509,350 shares (or 38% of the authorized shares), and 2,185,878 of these options were outstanding at December 31, 2003. Due to this significant commitment of plan shares immediately following our spin-off, we believe that existing shares available under our plan will be exhausted in 2004. We believe that we would be significantly disadvantaged in our ability to attract, motivate and retain key employees if we were unable to offer competitive long-term stock-based compensation. However, if the proposed amendment is approved by the stockholders at the Annual Meeting, we believe that the additional 2,000,000 shares allocated to the plan will be sufficient for our needs through 2008, assuming we do not acquire a significant number of new employees due to corporate development activities.

Commitment to Strong Governance Practices

Reflecting AMO’s commitment to strong compensation and governance practices, the plan, which already prohibits the repricing of stock options, would be further amended to prohibit the grant of discounted stock options, the grant of reload stock options and loans to employees to finance a transaction under the plan. (A “reload option” is one that entitles the optionee to the automatic grant of additional options in connection with an exercise of the original option.)

Annual Director Grants are Below Peer Group Median

Another proposed amendment to the plan would increase, from 6,500 shares to 9,500 shares, the annual automatic grant of nonqualified stock options to our independent directors, other than the Chairman of the Board. Based upon data and analysis provided by Mercer Human Resource Consulting, an independent consulting firm, the Board of Directors determined that the compensation paid to our non-employee directors (other than the Chairman) was below the median paid by companies in AMO’s peer group, and that the increase in the annual stock option grant to non-employee directors (other than our Chairman) would be appropriate.

The following is a summary of the principal features of the plan, as amended. The summary is qualified by and subject to the actual provisions of the amended and restated plan, a copy of which is attached to this proxy statement as Exhibit A.

Summary of the Incentive Compensation Plan

Purpose and Eligibility

The purpose of the plan is to advance our interests and those of our stockholders by affording our directors, employees and consultants an opportunity to acquire or increase a proprietary interest in AMO or to otherwise benefit from our success through the grant of stock options, dividend equivalents, restricted stock, stock appreciation rights, stock payments, performance awards or other awards granted or sold under the plan (collectively referred to in this proxy statement as “incentive awards”). We thereby seek to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts our success in large measure depends.

All of our regular, full-time employees, our independent directors, and certain consultants are eligible to receive incentive awards under the plan if selected by the Organization, Compensation and Corporate Governance Committee (the “Committee”) of our board of directors. Currently, all of our approximately 2,300 employees are eligible for selection, in addition to our six independent directors. However, notwithstanding the grant of Founders’ Stock Options to all of our employees as an inducement to join AMO at the time of the spin-off, the target population for regular grants of awards is limited to our officers, other key employees and managers, approximately 190 employees. In addition, the Committee has resolved that, commencing in 2005, AMO will rely less on stock options and more on restricted shares or other whole share vehicles, thus reducing AMO’s reliance on stock options in the future.

Administration, Amendment and Termination

The Committee administers our plan and is composed of two or more persons appointed by our board of directors. All Committee members must be both “independent directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, and “independent directors” for purposes of Section 162(m) of the Tax Code. The Committee has the authority to interpret the plan, determine the terms and conditions of incentive awards and make all other determinations necessary and/or advisable for the administration of the plan. The Committee may, with the consent of a participant, amend the terms of any existing incentive award previously granted to the participant, in a manner consistent with the plan. The Committee may not, however, reduce the exercise price of an outstanding stock option without first obtaining approval from our stockholders. In addition, as amended, the plan will prohibit discounted stock options, reload stock options and loans. The Committee also has authority to prescribe, amend and rescind rules and regulations relating to the plan.

Our board of directors may alter, amend, suspend or terminate the plan at any time. However, no such action may increase the maximum number of shares that may be sold or issued under the plan or alter the class of eligible participants without the approval of the stockholders.

Dividend Equivalents

The Committee may, in its discretion and at no additional cost, grant a holder of an incentive award denominated in shares of our common stock an amount payable in cash, common stock or a combination thereof that is equivalent to the amount of dividends paid to stockholders who own an equal number of shares of common stock. We currently do not pay dividends on our common stock.

Option Grants to Employees and Consultants

Stock options granted under the plan may be incentive stock options intended to qualify under the provisions of Tax Code Section 422 (“ISO”) or nonqualified stock options which do not so qualify. The Committee determines the exercise price of common stock that is subject to an option at the date the option is granted. As amended, the plan requires that the exercise price of an option may never be less than the fair market value on the date of grant of the common stock subject to an option. Options may be exercised as determined by the Committee provided that an ISO may not be exercised after ten years from the date of grant.

The plan provides for automatic acceleration of vesting of options in the event of a change in control or an employee’s termination due to death, total disability or job elimination. In the event employment terminates for cause, all options, vested and unvested, expire on the date of termination. In all other situations, options are exercisable upon termination only to the extent vested, unless otherwise determined by the Committee. We have not issued any incentive awards to consultants.

Option Grants to Independent Directors

Our plan provides for automatic annual grants of stock options to our independent directors. Upon being appointed Chairman of our Board, an independent director receives an option to purchase 40,000 shares of common stock. On the date of each annual meeting of stockholders thereafter, the Chairman receives an option to purchase 13,000 shares. For the other independent directors, the original plan provided for an initial grant of an option to purchase 20,000 shares and thereafter 6,500 per year. Our board of directors may also grant additional options to our independent directors at any time, including in lieu of cash director fees. As amended, it is proposed that the annual grant under the plan for each non-employee director other than the Chairman be increased to 9,500 options. Like the other proposed amendments, this increase is contingent upon stockholder approval of this Proposal to amend the plan.

Unless otherwise determined by the board, the exercise price of all director options is equal to the fair market value on the date of grant, and the options vest on the day preceding the next annual meeting of stockholders. All director options have a term of ten years and accelerate vesting upon a change in control.

Performance Awards

The Committee may grant awards, payable in cash, common stock or a combination thereof to employees and consultants, with the terms and conditions determined by the Committee at the time of grant. The Committee shall determine the performance criteria to be utilized to calculate the value of the performance awards, the term of such performance awards, the event or events giving rise to the right to payment of a performance award, and the form (cash and/or common stock) and time of payment of performance awards.

The performance criteria may be any one of the following:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow;

•	earnings per share;

•	return on equity;

•	return on invested capital or assets;

•	cost reduction or savings;

•	funds from operations;

•	appreciation in the fair market value of our common stock; or

•	earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

Restricted Stock

The Committee may award restricted stock to employees, consultants and independent directors. Shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the plan and in any statement evidencing the grant. The Committee determines the purchase price (if any), terms of payment of the purchase price, restrictions upon the restricted stock and when such restrictions shall lapse.

Upon a participant’s termination of employment, consultancy or directorship for death or total disability, restrictions on all shares lapse. In the event an employee is terminated for job elimination, restrictions lapse on a prorated number of shares. In all other cases, all shares of restricted stock are forfeited and are repurchased by us if the participant paid any purchase price.

In order to encourage direct ownership of our stock, in 2003 we initiated an equity exchange program under the plan, allowing non-employee directors annually to elect to forego all or part of their annual cash retainers in exchange for restricted stock with an aggregate market value equal to the amount of retainer foregone. The stock vests at the end of the year of service as a director. In 2003, we issued 11,833 shares of restricted stock under the program and have not otherwise issued any restricted stock.

Stock Appreciation Rights

The Committee may approve the grant to employees or consultants of a stock appreciation right, or a right to receive a number of shares of common stock or, in the discretion of the Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares subject to the right during such period as is specified by the Committee. They may be related or unrelated to stock options.

Stock Payments

The Committee may approve payments in shares of our common stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any regular, full-time employee or consultant in cash.

Securities Subject to Plan

Initially, the aggregate number of shares of common stock issuable under the plan was 6.7 million (including options to purchase approximately 2.6 million shares issued when Allergan options were converted to AMO options at the time of our spin-off). One of the proposed plan amendments being submitted to stockholders for their approval is the increase from 6.7 million to 8.7 million shares of common stock issuable under the plan.

Shares subject to the unexercised portion of any incentive award that expires, terminates or is cancelled, and shares issued pursuant to an incentive award that we reacquire will again become available for the grant of further incentive awards under the plan.

The plan provides that the maximum number of shares with respect to which incentive awards may be granted to any individual in any given calendar year is 500,000. The maximum dollar amount of performance awards paid in cash in the aggregate to any individual in any calendar year is $500,000.

The maximum number of shares issuable under the plan, the number and kind of shares or other securities subject to then outstanding incentive awards, and the price for each share or other unit of any other securities subject to then outstanding incentive awards, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of our properties, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of common stock (or any stock or securities received with respect to such common stock) or a reduction in the value of the outstanding shares of common stock by reason of an extraordinary cash dividend.

On March 26, 2004, the closing price of the Company’s common stock on the New York Stock Exchange was $22.72 per share.

New Plan Benefits

The following automatic grants of stock options to our independent directors are the only benefits determinable for 2004 under any plan submitted to you for approval at this meeting. Mr. Grant and Mr. Chavez, the two nominees for election as a director, will receive 13,000 and 6,500 options, respectively, in 2004 as part of this automatic grant, unless the foregoing plan amendments are approved, in which event Mr. Chavez’s automatic grant will increase to 9,500 options. It is not possible to determine the dollar value of such stock option grants because the exercise price will not be known until the date of the annual meeting, and the value of such stock options when they vest on the date of the 2005 annual meeting of stockholders likewise cannot be predicted.

Advanced Medical Optics, Inc.

2002 Incentive Compensation Plan

Name and Position	Number of Non-Qualified Stock Options if Amendments Not Approved by Stockholders	Number of Non-Qualified Stock Options if Amendments Approved by Stockholders
Non-Executive Director Group	45,500	60,500

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment which will generally apply to incentive awards made under the plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of an incentive award will depend on the specific nature of the incentive award. Such an incentive award may, depending on the conditions applicable to the incentive award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Participants in the plan are advised to consult with their own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Incentive Stock Options.    Pursuant to the plan, employees may be granted options which are intended to qualify as ISOs under the provisions of Section 422 of the Tax Code. Generally, the optionee is not taxed and we are not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO (“ISO Shares”) at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) we will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and we will not be entitled to any deduction.

The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s “alternative minimum taxable income” (“AMTI”) in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual’s AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Nonqualified Options.     The grant of an option or other similar right to acquire stock which does not qualify for treatment as an ISO is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and we will be entitled to a tax deduction equal to such amount.

Restricted Stock.    Incentive awards under the plan may also include the grant or sale of restricted stock. Unless the recipient makes an election within 30 days after the receipt of the restricted stock, the recipient generally will not be taxed on the receipt of restricted stock until the restrictions on such stock expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and we will be entitled to a deduction) in an amount equal to the excess of the fair market value of the stock at that time over the purchase price (if any). However, if the recipient makes an election within 30 days of the receipt of restricted stock, he or she will recognize ordinary income (and we will be entitled to a deduction) equal to the excess of the fair market value of the stock on the date of receipt (determined without regard to vesting restrictions) over the purchase price (if any).

Stock Appreciation Rights.    Recipients of SARs generally do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and we are entitled to a deduction equal to such amount.

Performance Awards, Dividends, and Dividend Equivalents.    A payment made under a performance award (e.g., stock and cash bonuses), dividends, and dividend equivalent payments are taxable as ordinary income when actually or constructively received by the recipient. As to any performance award paid in common stock, the amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date received. We are entitled to deduct the amount of a performance award, dividends, and dividend equivalent payments when such amounts are taxable as compensation to the recipient.

Miscellaneous Tax Issues.    Incentive awards may be granted under the plan which do not fall clearly into the categories described above. The federal income tax treatment of these incentive awards will depend upon the specific terms of such awards. Generally, we will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with incentive awards made under the plan.

Special rules will apply in cases where a recipient of an incentive award pays the exercise or purchase price of the incentive award or applicable withholding tax obligations under the plan by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the incentive award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

The plan generally provides for accelerated vesting or payment of incentive awards in connection with a change in ownership or control. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Tax Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and we will be denied any deduction with respect to such payment. Recipients of incentive awards are advised to consult their tax advisors as to whether accelerated vesting of an incentive award in connection with a change of ownership or control would give rise to an excess parachute payment.

If stockholders do not approve this proposal, the original plan, with none of the amendments described above, will still remain in effect, as approved by the stockholders at our 2003 Annual Meeting.

The board of directors recommends that stockholders vote FOR the approval of the amendment of the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan.

OWNERSHIP OF OUR STOCK

Beneficial Owners of More than 5% of the Company’s Common Stock.    The following table sets forth information with respect to the beneficial ownership of our outstanding common stock by each person who is known by us to be the beneficial owner of 5% or more of our common stock:

Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Class
Greenlight Capital, LLC 420 Lexington Avenue, Suite 1740 New York, NY 10170	2,934,900	(2)	9.96%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,713,566	(3)	9.20%

Barclays Global Investors NA 45 Fremont Street, 17th Floor San Francisco, CA 94105	1,687,695	(4)	5.73%

Scoggin Capital Management, L.P. II 790 Madison Avenue, Suite 708 New York, NY 10021	1,586,100	(5)	5.38%

(1)	Beneficial ownership is calculated based on 29,480,577 shares of our common stock outstanding as of March 26, 2004 (excluding treasury shares). Beneficial ownership is determined in accordance with Securities and Exchange Commission rules.

(2)	Based on information contained in the Schedule 13G/A filed with the Securities and Exchange Commission on March 11, 2004 by Greenlight Capital, LLC and Greenlight Capital, Inc. (collectively “Greenlight”) and David Einhorn. According to such Schedule 13G/A, Greenlight, together with its principal, Mr. Einhorn, has sole power to vote and dispose of all of such shares.

(3)	Based on information contained in the Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2004 by Wellington Management Company, LLP. According to such Schedule 13G/A, Wellington Management Company, LLP is an investment adviser that may be deemed to beneficially own 2,713,566 shares of our common stock, which are held of record by its clients. Of such aggregate number of shares, Wellington Management Company, LLP reports that it has sole power to vote or direct the vote of none of such shares, shared power to vote or direct the vote of 1,739,100 of such shares, sole power to dispose or direct the disposition of none of such shares, and shared power to dispose or to direct the disposition of all of such shares.

(4)	Based on information provided pursuant to a joint statement on Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 by Barclays Global Investors NA on behalf of itself and affiliated persons and entities. The affiliated persons and entities include: Barclays Global Fund Advisors, Barclays Bank Plc, Barclays Capital Securities Limited, Barclays Capital Inc., and other Barclays entities whose names are omitted here because the Schedule 13G reports their owning no shares of AMO. Such Schedule 13G does report that the aggregate amount of AMO shares owned by the group is 1,687,695 shares, of which there is sole voting and dispositive power as to 1,594,888 shares. Of these aggregate amounts, Barclays Global Investors NA is listed as the beneficial owner of 474,254 shares, over which it has sole voting and dispositive power over 381,447 shares; Barclays Global Fund Advisors beneficially owns, and has sole voting and dispositive power over, 508,542 shares; Barclays Bank Plc beneficially owns, and has sole voting and dispositive power over, 684,197 shares; Barclays Capital Securities Limited beneficially owns, and has sole voting and dispositive power over, 20,700 shares; and Barclays Capital Inc. beneficially owns, and has sole voting and dispositive power over, 2 shares.

(5)	Based on information provided pursuant to a joint statement on Schedule 13G filed with the Securities and Exchange Commission on December 24, 2003 by Scoggin Capital Management, L.P. II (“SCM”) on behalf of itself and affiliated persons and entities. The affiliated persons and entities include: Scoggin International Fund, Ltd. (“SIF”), Scoggin Worldwide Fund, Ltd. (“SWF”), Scoggin, LLC, Carolyn Partners, L.P., Craig Effron, Curtis Schenker, and I. Alex Schmelzer. Such Schedule 13G reports that the general partner of SCM is S&E Partners, L.P., the sole general partner of which is Scoggin, Inc. Messrs Effron and Schenker are the stockholders of Scoggin, Inc. and they are the managing members of Scoggin, LLC, which in turn is the investment advisor of SIF and SWF. Mr. Schenker is the sole general partner of Carolyn Partners, L.P. Mr. Schmelzer performs analytic and advisory services for SCM. Pursuant to such Schedule 13G, each of SCM and SIF has sole voting and dispositive power as to 627,150 shares; SWF has sole voting and dispositive power as to 150,000 shares; Scoggin, LLC has sole voting and dispositive power as to 777,150 shares, and shared voting and dispositive power as to 164,300 shares; Carolyn Partners has sole voting and dispositive power as to 7,400 shares; Mr. Effron has shared voting and dispositive power as to 1,568,600 shares, Mr. Schenker has sole voting and dispositive power as to 17,500 shares and shared voting and dispositive power as to 1,568,600 shares and Mr. Schmelzer has sole voting and dispositive power as to 3,000 shares.

Security Ownership of Directors and Executive Officers.    Presented below is information concerning the amount of company stock beneficially owned by:

•	each director and director nominee,

•	each non-director officer named in the Summary Compensation Table appearing on page 28,

•	and all directors and executive officers of the company as a group.

All numbers stated are as of March 26, 2004, and include beneficial ownership of shares of common stock. Except as otherwise indicated, sole voting and investment power exists with respect to all shares listed as beneficially owned. With the exception of Mr. Mazzo, no individual named below beneficially owns more than 1% of the company’s outstanding voting stock. The shares beneficially owned by all directors and executive officers as a group constitute 3.90% of the company’s outstanding voting stock, based upon 29,480,577 shares outstanding (excluding treasury shares). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days of March 26, 2004 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. Based on these assumptions, Mr. Mazzo is deemed to be the beneficial owner of 1.12% of our outstanding voting stock.

Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Rights to Acquire Beneficial Ownership (3)	Total

William R. Grant	9,205		53,000	62,205

Christopher G. Chavez	1,711		26,500	28,211

William J. Link, Ph.D.	2,067		26,500	28,567

James V. Mazzo	7,054	(4)	327,871	334,925

Michael A. Mussallem	2,067		26,500	28,567

Deborah J. Neff	—		20,000	20,000

James O. Rollans	2,424		26,500	28,924

Holger Heidrich, Ph.D.	13,589		215,308	228,897

Richard A. Meier	32,886		36,250	69,136

Jane E. Rady	68		28,750	28,818

C. Russell Trenary, III	287		27,500	27,787

All current directors and executive officers (18 persons, including those named above)	80,230		1,112,419	1,192,649

(1)	The business address of each stockholder is c/o Advanced Medical Optics, Inc., 1700 E. St. Andrew Place, Santa Ana, California 92705.

(2)	In addition to shares held in the individual’s sole name, this column also includes shares held in various trusts and, for employees, includes shares held in trust for the benefit of the named employee in the Advanced Medical Optics, Inc. 401(k) Plan as of February 29, 2004.

(3)	Shares which the party or group has the right to acquire within 60 days after March 26, 2004 upon the exercise of stock options granted under the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan.

(4)	Includes 16 shares held in trust for a minor child of Mr. Mazzo’s.

COMPARISON OF CUMULATIVE TOTAL RETURN

The following chart shows a comparison of the total cumulative return based upon a $100 investment from July 1, 2002 (the date on which our common stock began regular trading on the New York Stock Exchange) through December 31, 2003, of our common stock, the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Small Cap Healthcare Equipment and Services Index. Data for the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Small Cap Healthcare Equipment and Services Index assume reinvestment of dividends. We have never paid dividends on our common stock, and have no current plans to do so. Historical results are not necessarily indicative of future performance.

Performance Graph

		7/1/2002	9/30/2002	12/31/2002	3/31/2003	6/30/2003	9/30/2003	12/31/2003
AMO	Return	0.00	-7.58	16.33	30.71	65.69	74.54	90.96
	Index	100.00	92.42	116.33	130.71	165.69	174.54	190.96
S&P 500	Return	0.00	-15.83	-9.17	-12.44	0.60	2.82	14.79
	Index	100.00	84.17	90.83	87.56	100.60	102.82	114.79
S&P Small Cap Healthcare Equipment & Services Index	Return Index	0.00 100.00	-5.13 94.87	-3.66 96.34	-7.04 92.96	5.94 105.94	13.45 113.45	26.16 126.16

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s directors and executive officers are required to file reports with the Securities and Exchange Commission concerning their ownership of company stock. Based on the company’s review of such reports, all officer and director reports were filed on a timely basis and there are no known failures to file by directors and executive officers during 2003.

EXECUTIVE OFFICERS

Set forth below are the names and ages of each of our executive officers, their positions with the company, and summaries of their backgrounds and business experience. (For information on the business experience of Mr. Mazzo, the Company’s President and Chief Executive Officer, see “Directors Continuing in Office—Term Expiring 2005” on page 3 above.)

Max Akedo, 58, is our Vice President and President and Representative Director of AMO Japan. Mr. Akedo served as President and Representative Director of Allergan Japan from June 1999 until the spin-off. Prior to joining Allergan Japan, Mr. Akedo was General Manager of Novartis Consumer Health Japan since April 1997 and General Manager of Bristol Myers Squibb Lion KK since 1984.

Sheree L. Aronson, 48, has been our Vice President, Corporate Communications and Investor Relations since August 2003. From August 2002 to July 2003, she was Director of Communications for RSM EquiCo, a division of H&R Block, and from August 1999 to July 2002, she was a Senior Vice President at Fleishman-Hillard, Inc., an international public relations firm. Between 1985 and 1999, she held senior-level corporate communications and investor relations positions at several companies, including Apria Healthcare, Inc., MTI Technology Corporation, Equity Marketing, Foodmaker, Inc. and HomeFed Bank.

James C. Cooke, 57, has been our Vice President, Asia Pacific region since January 2004, and initially joined AMO in July 2003 as Vice President of Eye Care for that region. From 2000 to 2003, Mr. Cooke was Vice President and Chairman of the China Region for GN ReSound Corporation. From 1995 to 1999, Mr. Cooke was the General Manager, Equipment Manufacturing/Quality and Vice President of Greater China Region for the Eastman Kodak Company, and from 1965 to 1999 he held a number of senior level positions within that company, including General Manager, Worldwide Copier Manufacturing.

Robert F. Gallagher, 45, has been our Vice President, Controller since February 2002. Mr. Gallagher has over 17 years of financial management experience in our industry. He previously served in a variety of positions at Bausch & Lomb and its acquired business, Chiron Vision, since 1995, most recently as Vice President, Finance of Bausch & Lomb’s Global Surgical Products business. From 1985 to 1995, Mr. Gallagher was employed by Allergan in various financial management positions of increasing responsibility, including Vice President, Controller for North East Asia and Controller for Puerto Rico operations.

Holger Heidrich, Ph.D., 51, is our Corporate Vice President and President of our Europe, Africa, Middle East region, and from our inception through December 2003 was President of our Europe, Africa, Asia Pacific region. Prior to joining us, Dr. Heidrich served as Senior Vice President and Head of Surgical Business of Allergan in the Europe/Africa/Middle East region from May 1998 to January 2002. From July 1996 to January 2002, Dr. Heidrich also assumed the duties of Head of Central Europe Area and Managing Director of Allergan Germany/Austria. From 1990 to 1996, Dr. Heidrich was Director of the Contact Lens Care Division of Allergan in Central Europe. From 1986 to 1989, Dr. Heidrich served as Division Director, Pharmaceutical & Surgical, at Pharm-Allergan GmbH, an Allergan subsidiary. He joined Allergan in 1985 as Marketing & Sales Director for Germany. Prior to joining Allergan, Dr. Heidrich held sales and marketing positions at Montedison Pharmaceutical and Ciba Geigy, and was Assistant Professor in Economics at the University Freiburg in Germany.

Richard A. Meier, 44, is our Executive Vice President of Operations and Finance and Chief Financial Officer. From April 2002 to December 2003, Mr. Meier served as our Corporate Vice President and Chief Financial Officer. Prior to joining us, Mr. Meier was Executive Vice President and Chief Financial Officer of ICN Pharmaceuticals, Inc. Before joining ICN, Mr. Meier was a Senior Vice President with the investment banking firm of Schroder & Co. Inc. in New York from 1996 until joining ICN in 1998. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Salomon Smith Barney, Manufacturers Hanover Corporation, as well as positions with the private equity firms of Australia Capital Equity and Windsor Hall Partners, and a financial management role with Greyhound Lines, Inc.

Francine D. Meza, 47, has served as our Senior Vice President, Human Resources since June 2002. From 1984 through our spin-off in June 2002, Ms. Meza served in various human resources positions at Allergan and its acquired business, American Medical Optics. Most recently, Ms. Meza was Vice President, Human Resources for worldwide operations at Allergan from March 1995.

Peter P. Nolan, 48, is our Senior Vice President, Manufacturing. From February 2003 to December 2003, Mr. Nolan was our Senior Vice President, Operations, and from May 2002 to January 2003, Mr. Nolan served as our Vice President, Operations. Prior to joining us, Mr. Nolan was employed by GN ReSound Corporation since 1994, where from 1998 to 2002 he held the position of Senior Vice President, Global Operations. From 1996 to 1998, he was Vice President of Manufacturing, in addition to serving as General Manager of ReSound Ireland Ltd. From 1985 to 1994, Mr. Nolan held a number of management positions with Wang Laboratories Ireland B.V., including General Manager, Manufacturing Manager and Manager, European Software and Manufacturing Distribution Center. Prior to joining Wang Laboratories, Mr. Nolan held various manufacturing and materials management positions with Digital Equipment International B.V., Atari Ltd., Varian Instruments, Ltd., and Westinghouse Electronics Ltd.

Jane E. Rady, 55, has been our Corporate Vice President, Strategy and Technology since April 2002. Prior to joining us, Ms. Rady was a director and the Chief Executive Officer of Integrated Genomics, Inc. From 1984 to 2000, Ms. Rady was employed by G.D. Searle & Co./Monsanto in various capacities including President and General Manager of Searle’s international joint venture, Lorex Pharmaceuticals Ltd., Vice President of Corporate Licensing & Business Development, and Vice President of Strategic Planning.

C. Russell Trenary, III, 46, is our Corporate Vice President and Chief Marketing Officer, and from April 2002 to December 2003, he served as our Corporate Vice President and President, Americas region. From 1996 to November 2001, Mr. Trenary was the President of Sunrise Technologies International, Inc., and from 1997 to 2001, he held the additional title of Chief Executive Officer. Sunrise filed a Chapter 7 bankruptcy in September 2002, nearly one year after Mr. Trenary’s departure. From 1995 to 1996, Mr. Trenary was Senior Vice President, Worldwide Sales and Marketing, of Vidamed, Inc. Mr. Trenary began his career in 1981 with American Hospital Supply Corporation, which was acquired by Allergan in 1986 and which was the basis of Allergan’s entering the ophthalmic surgical products business. While at Allergan from 1987 to 1995, Mr. Trenary held positions of increasing responsibility in the surgical products business, culminating with the position of Senior Vice President and General Manager of AMO Surgical Products, a position he held from 1991 to 1995.

Aimee S. Weisner, 35, is our Corporate Vice President, General Counsel and Secretary, and also serves as our Chief Ethics Officer. Ms. Weisner served as Vice President and Assistant General Counsel of Allergan from January 2002 through June 2002 and as an Assistant Secretary of Allergan from November 1998 to April 2002. Prior to January 2002, Ms. Weisner served as Corporate Counsel of Allergan, which she joined in 1998. From 1994 to 1998, Ms. Weisner was an attorney with the law firm of O’Melveny & Myers LLP.

EXECUTIVE COMPENSATION

Report of the Organization, Compensation and Corporate Governance Committee

The Organization, Compensation and Corporate Governance Committee is comprised of four independent, non-employee directors and is responsible for administering the compensation program for our executive officers. In determining the appropriate compensation for the executive officers, including the named executive officers, the committee relies on input from leading compensation consultants and also reviews the recommendations of management. The committee has provided the following report on executive compensation for inclusion in this proxy statement.

Compensation Philosophy for Executive Officers.    Our executive compensation program is designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. Our executive compensation program is designed to provide:

•	levels of base compensation that are competitive with comparable optical medical device companies;

•	annual incentive compensation that varies in a consistent manner with the achievement of corporate and individual performance objectives; and

•	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering our executive compensation program, we attempt to strike an appropriate balance among these various elements. The proportions of these components of compensation vary among the officers depending on their levels of responsibility, but generally a significant amount of pay for executive officers is comprised of long-term, at-risk pay to focus management on the long-term success of stockholders.

Compensation Elements

Base Salary.    The committee regularly reviews each executive officer’s base salary. Base salaries are targeted at the 50th percentile of salaries of executive officers in comparator companies and are adjusted by the committee to recognize varying levels of responsibility, prior experience, and breadth of knowledge. Increases in base salary are driven primarily by individual performance and competitive market practice. Individual performance is evaluated based on sustained levels of individual contribution to the corporation.

Annual Incentives.    We implemented the 2002 Bonus Plan in July 2002, immediately after our spin-off. The plan promotes our pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate financial, operational and individual performance goals. Achievement of corporate objectives determines the funding of the plan and is measured by pre-established financial performance targets. Once funded, the bonus pool is allocated to our business units based on each unit’s respective results, and then within the business units the achievement of individual objectives determines the amount of the bonus pool awarded to individual executives.

For 2003 the committee established a corporate financial goal tied to earnings per share. The bonus pool generated was then allocated to the business units and functions based on performance relative to operating cash flow and revenue growth targets, and for our research and development organization an additional element regarding milestone achievement.

Long-term Incentives.    We established our 2002 Incentive Compensation Plan at the time of our spin-off. Our long-term incentives have historically been in the form of stock option awards. However, our plan provides that restricted stock may also be granted on a selected basis to attract, retain and motivate key executives critical to our long-term success. And, in addition, performance units and performance shares may also be granted in the future to further align executive compensation with our financial success. The objective of these awards is to advance our longer-term interests and those of our stockholders and to complement incentives tied to annual performance. These awards will provide rewards to executives based upon the creation of incremental stockholder value.

In 2003, we based the size of stock option grants on competitive practices of comparator companies, with adjustments made based on individual factors such as the executive’s performance in the prior year and the executive’s potential for continued sustained contributions to our success. In order to preserve the linkage between the interests of executives and those of stockholders, the executives are expected to use the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish a significant level of direct ownership in accordance with our stock ownership guidelines.

Proposed Amendment.    At the 2004 Annual Meeting, stockholders will be asked to consider a proposed amendment to the 2002 Incentive Compensation Plan. The amendment increases the pool of shares available for grant under the plan because AMO anticipates that all of its available shares will have been granted by the end of 2004. The proposed amended plan offers several key features which reflect AMO’s strong compensation and governance practices, including:

•	Prohibiting discounted stock options.

•	Prohibiting reload stock options.

•	Requiring stockholder approval for any stock option repricings.

•	Prohibiting loans.

•	A finite number of shares available for grant under the plan (no evergreen features).

•	Management of the plan by the Organization, Compensation and Corporate Governance Committee, which is comprised solely of independent, non-employee directors.

With changes in the accounting for stock options pending, we are re-evaluating our equity compensation strategy and anticipate using more whole-share awards and fewer stock options in 2005 and beyond.

Compensation of the Chief Executive Officer.    Mr. Mazzo’s annual base salary was set at $475,000 for 2003. In determining Mr. Mazzo’s base salary for 2003, the committee considered competitive data, his experience level, and his performance as Chief Executive Officer of the company. The committee awarded Mr. Mazzo a bonus of $500,000 for 2003. The committee determined the award by considering the following factors, among others:

•	the corporation’s return to stockholders as compared to peer companies and relevant indices;

•	competitive data for CEOs of similarly situated companies;

•	Mr. Mazzo’s bonus compensation in prior years; and

•	Mr. Mazzo’s successful leadership of corporate projects to:

— develop and implement a long-term strategy and a positive and ethical operating culture;

— achieve growth in all major business lines;

— transition manufacturing of eye care products;

— develop talent in the organization;

— refinance and recapitalize;

— accelerate research and development; and

— initiate a new operating model designed to increase efficiency and productivity while reducing costs.

In April 2003, the committee granted to Mr. Mazzo options to purchase 120,000 shares of our common stock. The committee considered a number of factors in determining the number of options, including competitive market data, the performance of the businesses and Mr. Mazzo’s individual performance in leading successful corporate initiatives.

Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. The committee has considered the impact of this tax code provision. We attempt, to the extent practical, to implement compensation policies and practices that maximize the benefit of tax laws for our stockholders by seeking performance-based exemptions under the tax laws. However, from time to time the committee may award compensation which is not fully deductible if the committee determines that the award is consistent with its philosophy and is in the best interests of AMO and its stockholders.

We designed the 2002 Bonus Plan and the 2002 Incentive Compensation Plan to meet the criteria of Section 162(m). At our 2003 annual meeting, our stockholders approved both plans, meeting the stockholder approval requirements of Section 162(m).

The Organization, Compensation and Corporate Governance Committee:

Michael A. Mussallem, Chairman

Christopher G. Chavez

William R. Grant

James O. Rollans

Compensation Tables

The individuals named in the following tables are described elsewhere in this proxy statement as the “named executive officers,” and they include the company’s chief executive officer and the four other most highly compensated executive officers of the company for 2003. Compensation information for 2002 includes only information for the period June 29, 2002 (the date of our spin-off) through December 31, 2002.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Awards
Name and Principal Position	Year (1)	Salary ($)(2)	Bonus ($)(3)	Other Annual Compen- sation ($)		Securities Underlying Options/ SARS (#)(5)	All Other Compen- sation ($)(6)
James V. Mazzo, President and Chief Executive Officer	2003 2002	$475,000 225,000	$500,000 266,780	$376,294 301,220	(4)	120,000 508,515	$35,358 55,824

Richard A. Meier, Executive Vice President of Operations and Finance and Chief Financial Officer	2003 2002	340,000 162,500	220,000 120,100	— —		45,000 100,000	7,067 4,317

Holger Heidrich, Ph.D., Corporate Vice President and President, Europe, Africa, Middle East Region (7)	2003 2002	389,398 159,157	190,000 63,400	— —		30,000 296,177	17,416 4,038

C. Russell Trenary, III, Corporate Vice President and Chief Marketing Officer	2003 2002	270,800 130,000	123,500 58,500	— —		30,000 80,000	11,477 5,405

Jane E. Rady, Corporate Vice President, Strategy and Technology	2003 2002	259,231 125,000	129,000 57,300	— —		35,000 80,000	17,674 3,186

(1)	We did not have any employees or pay any salaries until after our spin-off from Allergan on June 29, 2002. Although certain of the individuals who serve as our executive officers were performing services in connection with our businesses prior to June 29, 2002, those individuals were employed by Allergan during such period, were not dedicated exclusively to our businesses and, in fact, devoted substantial time and effort to other Allergan businesses or to the Allergan organization in general. Accordingly, no information on the compensation of executive officers earned before June 29, during the pre-spin period of 2002, is included.

(2)	The amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers. The amounts for 2002 reflect only compensation attributable to the post-spin-off period of July 2002 to December 2002 while the amounts shown for 2003 reflect a full year’s compensation.

(3)	The amounts shown represent bonus performance awards which were paid in February 2003 and 2004 under our Bonus Plan for services rendered during 2002 and 2003, respectively.

(4)	As a U.S. employee working abroad until mid-2003, Mr. Mazzo was entitled to certain payments in accordance with our expatriate policy. These amounts in 2003 included a goods and services differential, U.K. rent and utilities, annual home leave, and tax equalization ($567,409), which was reduced by refunds to the company from prior years ($230,240) and amounts withheld for the year ($372,621), as well as $185,746 for repatriation and relocation benefits primarily paid to third party vendors. Mr. Mazzo was assigned to the U.K. in 1998 to manage the Europe/Africa/Middle East Region of Allergan and relocated to the U.S. in mid-2003. The amount reported for 2002 did not include $54,101 withheld from Mr. Mazzo’s pay during the year.

(5)	In connection with our spin-off from Allergan, employees who transferred from Allergan and who held certain unvested Allergan stock options at the time of the spin-off were granted unvested AMO stock options under our 2002 Incentive Compensation Plan. Such converted options cover adjusted numbers of shares and have adjusted exercise prices that were calculated as required in accordance with generally accepted accounting principles to preserve for the respective holders the intrinsic value of the original Allergan stock options at the time of the spin-off. For 2002, the foregoing table includes an aggregate of 268,515 such converted options for Mr. Mazzo and 216,177 converted options for Dr. Heidrich.

(6)	The total amounts shown in this column for the 2003 fiscal year consist of company contributions to our qualified and non-qualified retirement plans and the cost of term life insurance. In the case of Dr. Heidrich, who is based in Germany, retirement benefits are company contributions to a pension plan, which is comparable to a retirement savings plan, and Other includes $791 holiday pay and $5,792 paid as compensation for working days on weekends and bank holidays, both as mandated by works council agreements.

Name	Retirement	Insurance	Other
Mr. Mazzo	$32,748	$2,610	—
Mr. Meier	5,327	1,740	—
Dr. Heidrich	9,990	843	$6,583
Mr. Trenary	9,767	1,710	—
Ms. Rady	12,772	4,902	—

(7)	Dollar amounts shown for Dr. Heidrich were converted from Euros to Dollars using the conversion rates as of December 31 of 2002 and 2003. Dr. Heidrich participates in a pension plan, the terms of which are governed by German law. Under this plan, the company, through its German subsidiary, accrues benefits to be paid to Dr. Heidrich upon his retirement. The amount accrued is determined annually by German authorities. If Dr. Heidrich were to retire at age 65, assuming he remains an employee of the company through his retirement date, his estimated benefit under this pension plan would be $123,801 per year.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal 2003	Exercise or Base Price Per Share (1)	Expiration Date	Grant Date Present Value ($)(2)
James V. Mazzo	120,000	13.89%	$13.85	04-29-13	$586,693

Richard A. Meier	45,000	5.21%	13.85	04-29-13	$220,010

Holger Heidrich, Ph.D.	30,000	3.47%	13.85	04-29-13	$146,673

C. Russell Trenary, III	30,000	3.47%	13.85	04-29-13	$146,673

Jane E. Rady	35,000	4.05%	13.85	04-29-13	$171,119

(1)	Stock options granted to the named executives under the company’s 2002 Incentive Compensation Plan, which vest ratably over four years from the date of grant (April 29, 2003), expire on the 10th anniversary of the date of grant, and have an exercise price equal to the fair market value of our common stock on the date of grant.

(2)	Based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the Black-Scholes model: expected stock volatility, 34.49%; risk-free interest rate, 2.97%; expected life, five years; dividend yield, 0.0%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding outstanding options to purchase our common stock held by the named executive officers at the end of 2003. None of the named executive officers exercised AMO options during 2003. No stock appreciation rights were held by the named executive officers at the end of such year.

Name	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year- End(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
James V. Mazzo	214,434	414,081	$2,376,493	$2,978,544

Richard A. Meier	25,000	120,000	266,500	1,060,500

Holger Heidrich, Ph.D.	155,318	170,859	1,710,108	1,150,340

C. Russell Trenary, III	20,000	90,000	213,200	813,600

Jane E. Rady	20,000	95,000	213,200	842,600

(1)	Based on $19.65, which was the closing price of our common stock on the New York Stock Exchange on December 31, 2003.

Compensation Committee Interlocks and Insider Participation

No member of our Organization, Compensation and Corporate Governance Committee is a current or former officer or employee of AMO or any of our subsidiaries. None of our executive officers serve on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or Organization, Compensation and Corporate Governance Committee.

Equity Compensation Plans Approved by Stockholders

All of our equity compensation plans were approved by Allergan, Inc., as our sole stockholder, prior to our spin-off from Allergan, and our public stockholders also approved the 2002 Incentive Compensation Plan at the 2003 Annual Meeting of Stockholders.

The following table sets forth, for each of our equity compensation plans, the number of outstanding option grants and the number of shares remaining available for issuance as of the end of fiscal 2003.

Equity Compensation Plan Information

Category of Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved by Security Holders	5,069,348	$10.56	1,840,094
Equity Compensation Plans Not Approved by Security Holders	0	—	0
Total	5,069,348	$10.56	1,840,094

(1)	Includes 2,050,990 options which remain outstanding under our 2002 Incentive Compensation Plan, and which were issued upon conversion of Allergan stock options as a consequence of our spin-off. Does not include an aggregate of 11,833 shares of restricted stock issued under such Plan.

(2)	Includes 347,116 shares currently authorized for issuance, in the aggregate, under our 2002 Employee Stock Purchase Plan and 2002 International Stock Purchase Plan. These plans contain evergreen features which provide that each year on October 1 (though October 1, 2011), the number of authorized shares (for both plans, on an aggregate basis) increases by the lesser of 290,000 shares or 1% of our shares of common stock outstanding. Also includes 150,000 shares authorized for issuance under our Irish Savings Related Share Option Scheme and 150,000 shares authorized for issuance under our AMO (Ireland) Share Participation Scheme. All of such shares have been registered with the SEC. Does not include an aggregate of 11,833 shares of restricted stock issued under the 2002 Incentive Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

We entered into employment agreements with each of the named executive officers, effective June 29, 2002. Each has a term of three years and may be automatically extended for successive one-year terms unless either party to the agreement elects in writing not to extend the term. The agreements set forth the general principles of the executives’ compensation and benefits arrangements. Mr. Mazzo’s agreement also provides for his service as a director of AMO.

Termination by Us Without Cause or by the Executive for Good Reason.    In the event that the executive is terminated by us other than for “cause,” or if the executive terminates his or her employment for “good reason,” the executive will receive severance pay that includes:

•	a prorated portion of the executive’s targeted annual bonus;

•	an amount representing the executive’s unused accrued vacation time (at his or her base salary rate) through the date of termination;

•	continued medical and other welfare plan coverage for the executive and his or her eligible dependents for twelve months;

•	a severance payment calculated by multiplying the executive’s annual compensation by two (three in the case of Mr. Mazzo). For the purposes of this severance payment calculation, the executive’s annual compensation is defined as the sum of (i) the higher of the executive’s then current base salary or his or her highest annual salary within the five-year period ending at the time of his or her termination plus (ii) a management bonus increment, which is equal to the higher of 100% of his or her then-current annual target bonus rate or the average of the two highest of the last five bonuses paid by us to the executive.

The employment agreements define “cause” to include, among other things, the conviction of the executive of any felony, material misconduct, or refusal to comply with the written instructions of our board of directors. The employment agreements also define “good reason” to include any material change in the executive’s duties or the material reduction or adverse modification of the executive’s compensation.

Change of Control.    In the event the executive’s employment is terminated by us without cause, or by him or her for good reason, 120 days prior to or within two years after a change in control event occurs, the employment agreements provide that the executive will receive a severance payment equal to three times “annual compensation” using the same method of calculation described above. The agreements also provide that all of the executives’ stock options, incentive compensation awards and restricted stock that are outstanding at the time of the termination will immediately become fully exercisable, payable or free from restrictions, respectively. The applicable exercise period for any stock option or other award will continue for the length of the exercise period specified in the grant of the award as determined without regard to the executive’s termination of employment. The executive will also be allowed to continue to participate for three years following his or her termination in all of our employee benefit plans that were available to him or her before termination.

Restrictive Covenants.    The executives have agreed not to disclose our confidential information to any other person or entity for a period of five years or to solicit any of our employees for a period of two years.

Repatriation and Relocation Loan.    We agreed to repatriate Mr. Mazzo and his household from the United Kingdom, and this was substantially completed in July 2003. As part of Mr. Mazzo’s repatriation, we paid the travel and moving costs associated with moving his household to California, as well as temporary living expenses incurred while he establishes a permanent residence in California. To further assist in his repatriation, we agreed to pay Mr. Mazzo a tax-free allowance equal to one month’s salary and to provide him a five-year, interest-free relocation loan of up to $500,000. Such loan is evidenced by a promissory note dated July 3, 2002, which is secured by real property purchased by Mr. Mazzo. The principal amount of $500,000 is payable upon the earlier to occur of (a) 60 days following Mr. Mazzo’s termination of employment; (b) the date of any sale or other transfer of the property; or (c) July 3, 2007. We made this loan to Mr. Mazzo before adoption of the Sarbanes-Oxley Act of 2002. As of December 31, 2003, the full amount of this loan was outstanding.

Excise Tax Gross-Up.    In the event that any payment or benefits an executive receives pursuant to the employment agreements is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, he or she is entitled to an excise tax gross-up payment to the full extent of his or her corresponding excise tax liability.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee (the “AFC”) of the board of directors of Advanced Medical Optics, Inc. issues the following report for inclusion in the company’s proxy statement in connection with the company’s annual meeting scheduled for May 20, 2004.

1.	The AFC has reviewed and discussed the audited financial statements for the year ending December 31, 2003, with management of the company and with the company’s independent auditors, PricewaterhouseCoopers LLP.

2.	The AFC has discussed those matters required by Statement on Auditing Standards No. 61 with PricewaterhouseCoopers LLP.

3.	The AFC has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, confirming PricewaterhouseCoopers’ independence, and has discussed with the independent auditors the auditors’ independence from the company and its management (including whether the independent auditors’ provision of information technology services, if any, and other non-audit services to the company is compatible with the auditors’ independence).

4.	After the discussions referenced in paragraphs 1 through 3 above, the AFC recommended to the board of directors that the audited financial statements for the fiscal year ending December 31, 2003 be included or incorporated by reference in the Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Audit and Finance Committee

James O. Rollans, Chairman

William R. Grant

William J. Link, Ph.D.

Michael A. Mussallem

INDEPENDENT PUBLIC ACCOUNTANTS

For 2002, our independent auditors were KPMG LLP (“KPMG”). On March 26, 2003, the Audit and Finance Committee dismissed KPMG as our independent public accountants and engaged PricewaterhouseCoopers LLP (“PwC”) to serve as our independent public accountants for the fiscal year ending December 31, 2003.

In connection with its audits for our fiscal years ended December 31, 2001 and 2002 and the subsequent interim period through March 26, 2003, there were no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on our consolidated financial statements for each of the years ended December 31, 2001 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of KPMG on our and our subsidiaries’ consolidated financial statements refers to a change in the method of accounting for goodwill and intangibles in 2002 and to a change in the method of accounting for derivative instruments and hedging activities in 2001. These changes in methods of accounting were required by U.S. generally accepted accounting principles.

We provided KPMG with a copy of the foregoing disclosures.

During the fiscal years ended December 31, 2001 and 2002 and through March 26, 2003, we did not consult with PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation SK.

Audit Fees

Estimated fees billed for services rendered by PwC for the reviews of Forms 10-Q and for the audits of the financial statements for the Company and its subsidiaries were $798,700 for 2003; fees billed by KPMG for such services rendered for the 2002 fiscal year were $997,200.

Audit-Related Fees

Aggregate fees billed for all audit-related services rendered by PwC to AMO and its subsidiaries consisted of $186,500 of fees for 2003; fees billed for such services in 2002 by KPMG were $12,600. For each of 2003 and 2002, such audit-related services included: employee benefit plan audits, due diligence and accounting research and consultation. Amounts in 2003 also include Sarbanes-Oxley Section 404 readiness work.

Tax Fees

Aggregate fees billed for permissible tax services rendered by PwC to AMO and its subsidiaries consisted of $327,000 of fees during 2003; fees for such tax services rendered by KPMG to the company were $237,500 during 2002. Specific services in both years included services for tax planning and advice, and review of tax returns.

All Other Fees

Aggregate fees billed for all other services rendered to AMO and its subsidiaries by PwC in 2003 were $4,200. KPMG did not bill us for any such other services in 2002. The 2003 services consisted of a subscription fee for an online accounting research tool.

Pre-Approval of Services Provided by the Independent Public Accountant

During fiscal year 2003, the Audit and Finance Committee of our Board of Directors adopted a Pre-Approval Policy, which requires that all audit and non-audit services performed by our independent auditor be pre-approved by the Committee in order to assure that the provision of such services does not impair the auditor’s independence. The Policy also prohibits the independent auditor from providing certain other services. We may not engage our independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit and Finance Committee or the engagement to render the service is entered into pursuant to the Policy. At least once per year the Committee will consider and pre-approve services that are expected to be provided to AMO by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit and Finance Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the Policy. For any pre-approval, the Audit and Finance Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence. Management periodically updates the Audit and Finance Committee on the services performed by and fees paid to the independent auditor during the current fiscal year and previous quarter. The Audit and Finance Committee may delegate pre-approval authority to one or more of its members, but such authority is not delegated to management. A Committee member or members to whom such authority is delegated reports any pre-approval decisions to the Committee at its next scheduled meeting. The audit, audit-related, tax and other services provided by PwC in 2003 described above were pre-approved by the Audit and Finance Committee in accordance with its Pre-Approval Policy.

The Audit and Finance Committee has engaged PwC as our auditors for 2004. Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to answer questions of stockholders.

ADDITIONAL INFORMATION

Other Business

We do not expect any business to come up for stockholder vote at the meeting other than the items described in this booklet. If other business is properly raised, your proxy card authorizes the proxy holders to vote as they deem appropriate. The company’s Bylaws contain provisions regarding matters which may properly be brought before the stockholders at an annual meeting. The most recently revised Bylaws were filed as Exhibit 3.2 to the company’s Form 10 filed with the Securities and Exchange Commission.

Stockholder Proposals for Next Year

In order to be eligible for inclusion in the company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal (including the submission of nominees for directors) must be received by the company to the attention of the Secretary at its principal executive offices not later than the close of business on November 25, 2004. Stockholder proposals and nominations received by the company between December 30, 2004 and January 29, 2005 may also be considered at next year’s annual meeting of stockholders but may not be included in the proxy materials for next year’s annual meeting of stockholders.

How We Solicit Proxies

Advanced Medical Optics pays the costs of soliciting proxies. We are paying Mellon Investor Services a fee of $9,500 plus expenses to help with the solicitation. In addition to this mailing, the company may solicit proxies personally, electronically or by telephone. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

People Needing Special Assistance

If you plan to attend the annual meeting, we can provide reasonable assistance to help you participate in the meeting if you let us know in advance. Please call or write our Investor Relations department at least two weeks before the meeting at the number or address under “Questions?” below.

Annual Report

The summary Annual Report to Stockholders for the year ended December 31, 2003 accompanies the proxy material being mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

Questions?

If you have questions or need more information about the annual meeting, write to the

Investor Relations Department

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705

or call us at (714) 247-8200.

For additional information about the company, we invite you to visit Advanced Medical Optics, Inc.’s Internet site at www.amo-inc.com. Internet site materials are for your general information and are not part of this proxy solicitation. According to rules of the Securities and Exchange Commission (“SEC”), the information presented in this proxy statement under the captions “Report of the Organization, Compensation and Corporate Governance Committee,” “Report of the Audit and Finance Committee” and “Comparison of Cumulative Total Return” shall not be deemed to be “soliciting material” or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any previous filings made by the company under the aforementioned Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

YOUR VOTE IS VERY IMPORTANT! Please vote by calling the toll-free number or accessing the Internet as set forth on your proxy card or by signing and promptly returning your proxy card in the enclosed envelope.

EXHIBIT A

ADVANCED MEDICAL OPTICS, INC.

2002 INCENTIVE COMPENSATION PLAN

(February 2004, subject to stockholder approval)

ARTICLE I.

GENERAL PROVISIONS

1.1        Purposes of the Plan

Advanced Medical Optics, Inc. (“AMO”) has adopted this 2002 Incentive Compensation Plan (the “Plan”) to advance the interests of AMO and its stockholders by affording its Directors, Employees and Consultants an opportunity to acquire or increase a proprietary interest in AMO or to otherwise benefit from the success of the Company through the grant to such Directors, Employees and Consultants of Incentive Awards under the terms and conditions set forth herein. By thus encouraging such Directors, Employees and Consultants to become owners of AMO’s shares and by granting such Directors, Employees and Consultants other incentive compensation that is measured by the increased market value of AMO’s shares or another appropriate measure of the success and profitability of the Company, the Company seeks to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. Additionally, options will be granted under the Plan in accordance with Section 3.8 to individuals who held unvested options under the Allergan, Inc. 1989 Incentive Compensation Plan which were converted in connection with and as of the Distribution (as defined below).

1.2        Definitions

As used herein the following terms shall have the meanings set forth below:

(a)    “Allergan” means Allergan, Inc., a Delaware corporation.

(b)    “AMO” means Advanced Medical Optics, Inc., a Delaware corporation, or any successor thereto.

(c)    “Board” means the Board of Directors of AMO.

(d)    “Cause” means, with respect to the discharge by the Company of any Participant, any conduct that under Company policies as set forth from time to time in the AMO Supervisors Manual (or any successor thereto) would be considered to constitute “serious misconduct” that would justify immediate termination without benefit of a counseling review or severance pay.

(e)    “Change in Control” means the following and shall be deemed to occur if any of the following events occur after the Distribution Date:

(i)    Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of AMO representing (i) 20% or more of the combined voting power of AMO’s then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of AMO’s then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

(ii)    Individuals who, as of the date of the Distribution, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date of the Distribution whose election, or nomination for election by AMO’s stockholders, is approved by a vote of at least a majority of the Directors then comprising the

Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of AMO, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of AMO;

(iii)    The consummation of a merger, consolidation or reorganization involving AMO, other than one which satisfies both of the following conditions:

(A)    a merger, consolidation or reorganization which would result in the voting securities of AMO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of AMO or such other entity resulting from the merger, consolidation or reorganization (the “Surviving Corporation”) outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in AMO’s voting securities immediately before such merger, consolidation or reorganization, and

(B)    a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AMO representing 20% or more of the combined voting power of AMO’s then outstanding voting securities; or

(iv)    Complete liquidation of AMO or a sale of all or substantially all of AMO’s assets.

Additionally, notwithstanding the preceding provisions of this Paragraph (e), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (e) is (1) an underwriter or underwriting syndicate that has acquired any of AMO’s then outstanding voting securities solely in connection with a public offering of AMO’s securities, (2) AMO or any subsidiary of AMO or (3) an employee stock ownership plan or other employee benefit plan maintained by the AMO or any of its subsidiaries that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this Paragraph (e), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (e) becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by AMO which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of AMO or through a stock dividend or stock split), then a Change in Control shall occur. Notwithstanding the preceding provisions of this Paragraph (e), the Distribution shall not be deemed to constitute a Change in Control.

(f)    “Code” means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

(g)    “Committee” means the committee appointed by the Board to administer the Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof.

(h)    “Common Stock” means the common stock of AMO, $0.01 par value.

(i)    “Company” means AMO and any Subsidiary, as determined from time to time.

(j)    “Consultant” means any consultant or adviser if:

(i)    The consultant or adviser renders bona fide services to the Company;

(ii)    The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(iii)    The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

(k)    “Director” shall mean a member of the Board.

(l)    “Distribution” means Allergan’s pro rata distribution to the holders of its common stock, $0.01 par value, of all the shares of Common Stock owned by Allergan.

(m)    “Distribution Date” means the date that the Distribution is effective.

(n)    “Dividend Equivalent” means an amount payable in cash, Common Stock or a combination thereof to a holder of a Stock Option, Stock Appreciation Right or other Incentive Award denominated in shares of Common Stock that is equivalent to the amount of dividends paid to stockholders with respect to a number of shares of Common Stock equal to the number of shares upon which such Incentive Award is based.

(o)    “Employee” means any individual classified by the Company as a regular, full-time employee of the Company, and with respect to individuals employed by AMO or any of its U.S. Subsidiaries, whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company, except that such term shall not include any individual who (a) performs services for the Company and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act shall also refer to any successor provision to such section.

(q)    “Fair Market Value” means: (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day next preceding such date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day next preceding such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

(r)    “Incentive Award” means any Stock Option, Dividend Equivalent, Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or other award granted or sold under the Plan.

(s)    “Incentive Stock Option” means an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder.

(t)    “Independent Director” shall mean a member of the Board who is not an Employee (or otherwise an employee of the Company).

(u)    “Nonqualified Stock Option” means a Stock Option other than an Incentive Stock Option.

(v)    “Normal Retirement” means any termination of an Employee’s employment (other than for Cause or death or Total Disability) after such Employee has attained age 55 and has been employed by the Company for a minimum of five (5) years. For purposes of determining the number of years a Transferring Employee has been employed by the Company, service with Allergan and its subsidiaries prior to the Distribution will be counted.

(w)    “Option” or “Stock Option” means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options.

(x)    “Participant” means an individual who has received an Incentive Award pursuant to the Plan.

(y)    “Payment Event” means the event or events giving rise to the right to payment of a Performance Award.

(z)    “Performance Award” means an award, payable in cash, Common Stock or a combination thereof, the terms and conditions of which may be determined by the Committee at the time the Performance Award is granted.

(aa)    “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles.

(bb)    “Plan” means the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan as set forth herein, as amended from time to time.

(cc)    “Purchase Price” means the purchase price (if any) to be paid by a Participant for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

(dd)    “Restricted Stock” means Common Stock which is the subject of an Incentive Award under this Plan and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Plan and in any instrument evidencing the grant of such Incentive Award.

(ee)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

(ff)    “Securities Act” means the Securities Act of 1933, as amended.

(gg)    “Stock Appreciation Right” or “Right” means a right granted pursuant to Section VII of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares of Common Stock and cash, based on the increase in the Fair Market Value of the shares of Common Stock subject to the right during such period as is specified by the Committee.

(hh)    “Stock Payment” means a payment in shares of Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any Employee.

(ii)    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with AMO if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(jj)    “Total Disability” means the inability of a person, by reason of mental or physical illness or accident, to perform any and every duty of the occupation for the Company for which such person was employed, engaged, appointed or elected when such disability commenced, which disability is expected to continue for a period of at least 12 months. Any determination as to the date and extent of any disability shall be made by the Committee upon the basis of such information as the Committee deems necessary or desirable including, without limitation, a determination by the insurance provider with respect to a Participant under the Company’s Insured Long Term Disability Program or a disability award letter with respect to a Participant from the Social Security Administration.

(kk)    “Transferring Employee” means an individual who transferred employment to the Company before or as of the Distribution Date in accordance with the terms of the Employee Matters Agreement effective as of the Distribution Date, between Allergan and AMO.

1.3        Shares of Common Stock Subject to the Plan

(a)    Subject to the provisions of Section 1.3(c) and Section 9.1 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to Incentive Awards under the Plan shall be 8,700,000 shares.

(b)    The Common Stock to be issued under this Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(c)    Shares of Common Stock subject to unexercised portions of any Incentive Award granted under this Plan that expires or is terminated, cancelled, or substituted or exchanged for an award for a different kind of shares or other securities, and shares of Common Stock issued pursuant to an Incentive Award under this Plan that are reacquired by the Company pursuant to the terms of the Incentive Award under which such shares were issued, will again become available for the grant of further Incentive Awards under this Plan. Additionally, shares of Common Stock which are delivered by an Employee (either actually or by attestation) or withheld by the Company upon the exercise of any Incentive Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder.

(d)    The maximum number of shares of Common Stock with respect to which Incentive Awards may be granted to any individual in any given calendar year is 500,000 shares. With respect to Performance Awards made in cash, the maximum dollar amount which may be awarded in the aggregate to any individual in any calendar year is $500,000.

1.4        Administration of the Plan

(a)    The Plan will be administered by the Committee, which will consist of two or more Independent Directors appointed by the Board, each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

(b)    The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan Subject to the provisions of the Plan, the Committee has authority in its discretion to select the eligible Employees and Consultants to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up each Incentive Award, the period for the exercise of each Incentive Award, the Performance Criteria (which need not be identical) utilized to measure the value of Performance Awards and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to an Employee or Consultant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may, with the consent of the holder of an Incentive Award, amend in a manner consistent with the Plan the terms of such Incentive Award. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Incentive Awards granted to Independent Directors, in which case any reference in the Plan to the “Committee” shall be deemed a reference to the Board.

(c)    Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(d)    Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board or the Committee nor any designee thereof will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan.

(e)    The Committee may, but need not, delegate from time to time some or all of its authority to grant Incentive Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of AMO; provided, however, that the Committee may not delegate to any such committee, the Committee’s authority to grant Incentive Awards to officers. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 1.4(e) shall serve in such capacity at the pleasure of the Committee.

1.5        Award Instrument

At the time of the grant of each Incentive Award pursuant to this Plan, the Committee shall deliver, or cause to be delivered, to the Participant to whom the Incentive Award is granted an instrument evidencing the grant of the Incentive Award and setting forth such terms and conditions applicable to the Incentive Award as the Committee may in its discretion determine consistent with the Plan. For all purposes of this Plan, electronic communications may be considered written instruments.

ARTICLE II.

DIVIDEND EQUIVALENTS

2.1        Dividend Equivalents

Any holder of an Incentive Award may, in the discretion of the Committee, be granted, at no additional cost, Dividend Equivalents based on the dividends declared on the Common Stock on record dates during the period between the date an Incentive Award is granted and the date such Incentive Award is exercised (or expires, or is terminated or cancelled) or such other period as is determined by the Committee and specified in the instrument that evidences the grant of the Incentive Award. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

Dividend Equivalents shall be computed as of each dividend record date in such manner as may be determined by the Committee and shall be payable to Participants at such time or time as the Committee in its discretion may determine.

Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

ARTICLE III.

OPTION GRANTS TO EMPLOYEES AND CONSULTANTS

3.1        Eligibility

Any Employee or Consultant selected by the Committee shall be eligible to be granted an Option; provided, however, that only Employees shall be eligible to receive “incentive stock options” within the meaning of Code Section 422 and the regulations promulgated thereunder.

3.2        Option Price

The purchase price of Common Stock under each Option (the “Option Exercise Price”) will be determined by the Committee at the date such Option is granted. The Option Exercise Price may not be less than the Fair Market Value on the date of grant of the Common Stock subject to the Option.

3.3        Option Period

Options may be exercised as determined by the Committee, but: (a) in the absence of specific action by the Committee, or (b) in the case of an Incentive Stock Option, in no event after ten years from the date of grant of such Option (or with respect to an Incentive Stock Option, such other period as is necessary to enable such Option to be treated as an “incentive stock option” within the meaning of Code Section 422 and the regulations promulgated thereunder).

3.4        Exercise of Options

At the time of the exercise of an Option, the purchase price shall be paid in full in cash or other equivalent consideration acceptable to the Committee, in its sole discretion, consistent with the Plan’s purpose and applicable law and as set forth in the instrument evidencing the grant of the Option; provided, however, that the Company shall not lend money to any Participant to finance an option exercise. If the purchase price is paid in whole or in part, through the delivery of shares of Common Stock duly endorsed for transfer to AMO with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, and if such shares of Common Stock were issued to the Participant directly from the Company, such shares must have been owned by the Participant for at least six months. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

3.5        Limitation on Exercise of Incentive Stock Options

The aggregate Fair Market Value (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all stock option plans of the Company) shall not exceed $100,000 or such other limit as is prescribed by the Code. Any Options granted as Incentive Stock Options pursuant to the Plan in excess of such limitation shall be treated as Nonqualified Stock Options.

3.6        Termination of Employment

(a)    Except as otherwise provided in a written employment agreement or instrument between the Company and the Employee evidencing the grant of the Option, in the event of the termination of an Employee’s employment with the Company for Cause, all of the Employee’s unexercised Options shall expire as of the date of such termination.

(b)    Except as otherwise provided in a written employment agreement or instrument between the Company and the Employee evidencing the grant of the Option, in the event of an Employee’s termination of employment for:

(i)    Any reason other than for Cause, death, Total Disability, Normal Retirement or Job Elimination (as defined below), the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three calendar months after the date of termination.

(ii)    Death or Total Disability, all of the Employee’s unvested Options shall become vested as of the last date of employment, and the Employee (or his or her successor in interest) shall have twelve (12) months after the date of termination within which to exercise Options that have not expired on or before such date.

(iii)    Normal Retirement, the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three (3) years after the date of termination.

(iv)    Job Elimination, all of the Employee’s unvested Options shall become vested as of the last date of employment, and the Employee’s Options shall expire and become unexercisable as of the earlier of (A) the date such Options expire in accordance with their terms or (B) three calendar months after the date of termination. Notwithstanding the foregoing, if an Employee meets the requirements for Normal Retirement at the time his or her employment is terminated for Job Elimination, the Employee’s Options shall become vested as of the last date of employment, and the Employee’s Options shall expire and become unexercisable as of the earlier to occur of (Y) the date such Options expire in accordance with their terms or (Z) three calendar years after the date of termination. “Job Elimination” occurs when an Employee ceases to be an Employee of the Company as a result of a reduction in force or transfer to a new organization outside of the Company as a result of a divestiture, other than a spin-off or other distribution to the Company’s stockholders. A “reduction in force” occurs under the Plan when the Employee is terminated pursuant to a plan to reduce headcount and is not offered an alternative job at the Company. In order to receive the accelerated vesting set forth in this section (iv), the Employee must sign and deliver to AMO a release and waiver with respect to any and all claims relating to the Employee’s employment with or termination from the Company in a form acceptable to AMO.

(c)    Notwithstanding anything to the contrary in Paragraphs (a) or (b) above, the Committee may in its discretion designate such shorter or longer periods to exercise Options following an Employee’s termination of employment; provided, however, that any shorter periods determined by the Committee shall be effective only if provided for in the instrument that evidences the grant to the Employee of such Options or if such shorter period is agreed to in writing by the Employee. In the case of an Incentive Stock Option, notwithstanding anything to the contrary herein, in no event shall such Option be exercisable after the expiration of ten years from the date such Option is granted (or such other period as is provided in Code Section 422 and the regulations promulgated thereunder). This Plan provides for automatic acceleration of vesting of Options in the event of an Employee’s termination due to death or Total Disability or Job Elimination. In all other situations, with the exception of terminations for Cause, Options shall be exercisable by an Employee (or his successor in interest) following such Employee’s termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Committee, in its discretion, may elect to accelerate the vesting of all or any portion of any Options that had not become exercisable on or prior to the date of such termination.

3.7        Limitations on Exercise of Options Granted to Consultants

Unless otherwise prescribed by the Committee in the instrument evidencing the grant of the Option, no Option granted to a Consultant may be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of 12 months from the date of the Consultant’s termination of consultancy by reason of his or her death or Total Disability;

(b)    The expiration of three months from the date of the Consultant’s termination of consultancy for any reason other than such Consultant’s death or his or her Total Disability, unless the Consultant dies within said three-month period, in which case the Option shall expire 12 months from the date of the Consultant’s death; or

(c)    The expiration of 10 years from the date the Option was granted.

3.8        Grant of Options in Substitution for Allergan, Inc. Options

In accordance with the provisions of Section 8.4 of that certain Employee Matters Agreement effective as of the Distribution Date, between Allergan and AMO (the ”Employee Matters Agreement”) and notwithstanding anything to the contrary in this Plan, in the event that immediately prior to the Distribution Date a Transferring Employee (or other person described in Section 1.25 of the Employee Matters Agreement) shall hold an outstanding option granted under the Allergan, Inc. 1989 Incentive Compensation Plan (the “Allergan Option”) that is, or a portion of which is, unvested, there shall be granted to such Employee (or other person) pursuant to this Plan, in substitution for such unvested Allergan Option, or unvested portion thereof, an Option to purchase Common Stock (a “Substitute Option”) effective as of the Distribution Date. Each Substitute Option shall be adjusted to preserve the intrinsic value of the Allergan Option, and the ratio of the per share exercise price to the per share fair market value of the Allergan Option, in a manner that complies with the requirements of the Securities Exchange Commission and the Financial Accounting Standards Board and as set forth in Section 8.4 of the Employee Matters Agreement.

3.9        No Reload Rights

Options granted under this Plan shall not contain any provision entitling the Employee or Consultant to the automatic grant of additional options in connection with any exercise of the original Option.

ARTICLE IV.

DIRECTOR OPTIONS

4.1        Grant of Options to Independent Directors other than the Chairman of the Board

(a)    Each person who is appointed to the Board and is an Independent Director as of July 29, 2002 automatically shall be granted (x) an Option to purchase 20,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on such date, and (y) an Option to purchase 9,500 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of each annual meeting of stockholders occurring on or after May 20, 2004 during the term of the Plan provided such person is an Independent Director as of such date.

(b)    Commencing on or after May 20, 2004 and during the term of the Plan, each person who is initially elected or appointed to the Board and who is an Independent Director at the time of such initial election or appointment automatically shall be granted (x) an Option to purchase 20,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of such initial election or appointment, and (y) an Option to purchase 9,500 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of each annual meeting of stockholders after such initial election or appointment provided such person is an Independent Director as of such date.

4.2        Grant of Options to Chairman of the Board of Directors

(a)    Any person who is appointed to the Board as Chairman of the Board (“Chairman”) and who is Chairman and an Independent Director as of July 29, 2002 automatically shall be granted (x) an Option to purchase 40,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on such date, and (y) an Option to purchase 13,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of each annual meeting of stockholders occurring after July 29, 2002 during the term of the Plan provided such person is Chairman and an Independent Director as of such date.

(b)    Commencing on or after July 30, 2002 and during the term of the Plan, any person, other than a person described in Section 4.2(a), who is elected or appointed to the Board as Chairman and who is an Independent Director at the time of such election or appointment automatically shall be granted (x) an Option to purchase 40,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of such initial election or appointment, and (y) an Option to purchase 13,000 shares of Common Stock (subject to adjustment as provided in Section 9.1) on the date of each annual meeting of stockholders after such initial election or appointment provided such person is Chairman and an Independent Director as of such date.

(c)    The awards granted to the Chairman under this Section 4.2 shall be in lieu of any awards the Chairman may have otherwise been entitled to under Section 4.1(a) or (b), as applicable, on or after the Chairman’s election or appointment as Chairman; provided, however, that if the Chairman shall cease to be Chairman, but shall continue as an Independent Director, such individual shall be entitled to receive the annual grants set forth in clause (y) of Section 4.1(a) or (b), as applicable, on the date of each annual meeting of stockholders thereafter provided such person is an Independent Director as of such date.

4.3        Discretionary Grants

Notwithstanding the foregoing, the Board may, in its discretion, grant additional Options to Independent Directors at any time and from time to time, the terms of which shall be determined by the Board. In the discretion of the Board, Options granted hereunder to Independent Directors may be granted in lieu of director fees.

4.4        Terms of Options Granted to Independent Directors

Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, the price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, each Option granted to an Independent Director shall become fully exercisable on the day immediately preceding the date of the first annual meeting of stockholders subsequent to the date the Option was granted, provided such person is an Independent Director as of such date. Subject to Section 4.5, the term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted. No portion of an Option which is unexercisable at termination of directorship shall thereafter become exercisable. Payment of the exercise price with respect to an Option granted to an Independent Director shall be made in accordance with Section 3.4. Notwithstanding the foregoing, in the event of a Change in Control, Options granted to Independent Directors shall, as of the date of such Change in Control, immediately become fully vested and exercisable. The limitations under Section 3.9 shall apply to Options granted to Independent Directors.

4.5        Limitations on Exercise of Options Granted to Independent Directors

Unless otherwise prescribed by the Board in the instrument evidencing the grant of the Option, no Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of 12 months from the date of the Independent Director’s termination of directorship by reason of his or her death or Total Disability;

(b)    The expiration of three months from the date of the Independent Director’s termination of directorship for any reason other than such Independent Director’s death or his or her Total Disability, unless the Independent Director dies within said three-month period, in which case the Option shall expire 12 months from the date of the Independent Director’s death; or

(c)    The expiration of 10 years from the date the Option was granted.

ARTICLE V.

PERFORMANCE AWARDS

5.1        Grant of Performance Awards

Any Employee or Consultant selected by the Committee may be granted one or more Performance Awards. At the time of grant, the Committee shall determine the Performance Criteria (which need not be identical) to be utilized to calculate the value of a Performance Award, the term of such Performance Award, the Payment Event, the form of payment of the Performance Award (in cash or in shares of Common Stock) and the time of payment of the Performance Award. The specific terms and conditions of each Performance Award shall be set forth in a written statement evidencing the grant of such Performance Award.

5.2        Payment of Award; Limitation

Upon the occurrence of a Payment Event, payment of a Performance Award will be made to the Participant (in cash or shares of Common Stock, as determined by the Committee at the time of grant). The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written statement evidencing the grant of the Performance Award; provided, however, that such limitation shall not exceed the limit set forth in Section 1.3(d).

5.3        Expiration of Performance Award

If a Participant’s employment, or if applicable, consultancy with the Company is terminated for any reason other than death, Total Disability or, with respect to an Employee, Normal Retirement, prior to the occurrence of the Payment Event, all of the Participant’s rights under the Performance Award shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consultancy by reason of death, Total Disability or, with respect to an Employee, Normal Retirement, the Committee, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Participant.

ARTICLE VI.

RESTRICTED STOCK

6.1        Award of Restricted Stock

The Committee may grant awards of Restricted Stock to Employees, Consultants and Independent Directors. The Committee shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when and under what circumstances such restrictions shall lapse. The terms and conditions of the Restricted Stock shall be set forth in the statement evidencing the grant of such award of Restricted Stock.

6.2        Requirements of Restricted Stock

All shares of Restricted Stock granted or sold, pursuant to the Plan will be subject to the following conditions:

(a)    The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

(b)    The Committee may require that the certificates representing Restricted Stock granted or sold to a Participant pursuant to the Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

(c)    Each certificate representing Restricted Stock granted or sold to a Participant pursuant to the Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

(d)    The Committee may impose such other conditions on Restricted Stock as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

6.3        Lapse of Restrictions

The restrictions imposed upon Restricted Stock pursuant to Section 6.2 above will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the statement evidencing the grant or sale of the Restricted Stock.

6.4        Rights of Participant

Subject to the provisions of Section 6.2 or restrictions imposed pursuant to Section 6.2, the Participant will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Participant under the Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.2.

6.5        Termination of Employment, Consultancy or Directorship

Upon a Participant’s termination of employment or, if applicable, termination of consultancy or directorship, for death or Total Disability, all of the restrictions imposed on the Participant’s Restricted Stock shall lapse as of the Participant’s last date of employment or, if applicable, consultancy or directorship. In all other cases (other than a Job Elimination), unless the Committee in its discretion determines otherwise, upon a Participant’s termination of employment or, if applicable, termination of consultancy or directorship, for any reason, all of the Participant’s Restricted Stock remaining subject to restrictions imposed pursuant to this Plan on the date of such termination of employment or, if applicable, termination of consultancy or directorship, shall be repurchased by the Company at the Purchase Price (if any).

6.6        Termination of Employment Due to Job Elimination

Upon an Employee’s termination of employment due to Job Elimination, the terminating Employee shall have the restrictions lapse on each grant of Restricted Stock in an amount equal to the number of shares of Restricted Stock granted multiplied by a fraction, the numerator of which is the number of full calendar months from the date of grant until the Employee’s last day of employment and the denominator of which is the number of months during which the restriction would have been in effect pursuant to each original grant.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1        Granting of Stock Appreciation Rights

The Committee may approve the grant to Employees or Consultants of Stock Appreciation Rights related or unrelated to Options, at any time.

(a)    A Stock Appreciation Right granted in connection with an Option granted under this Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 7.1(c). Such Option will, to the extent surrendered, then cease to be exercisable.

(b)    Subject to Section 7.1(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(c)    Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Option Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

(d)    The Committee may grant Stock Appreciation Rights unrelated to Options to eligible Employees or Consultants. Section 7.1(c) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

(e)    Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Plan.

(f)    Payment of the amount determined under the foregoing provisions of this Section 7.1 may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee is hereby vested with full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Participant to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(g)    The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 (or any other comparable provisions in effect at the time or times in question).

7.2        Termination of Employment or Consultancy

Sections 3.6 and 3.7 will govern the treatment of Stock Appreciation Rights upon the termination of a Participant’s employment or consultancy, as applicable, with the Company.

ARTICLE VIII.

STOCK PAYMENTS

8.1        Stock Payments

The Committee may approve Stock Payments of Common Stock to any Employee or Consultant for all or any portion of the compensation (other than base salary with respect to an Employee) that would otherwise become payable to an Employee or Consultant in cash.

ARTICLE IX.

OTHER PROVISIONS

9.1        Adjustment Provisions

(a)    Subject to Section 9.1(b) below, (i) if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares provided in Section 1.3 (including the maximum amounts referred to in Section 1.3(d)), (y) the number and kind of shares or other securities subject to then outstanding Incentive Awards, and (z) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards. No fractional interests will be issued under the Plan resulting from any such adjustments.

(b)    In addition to the adjustments permitted by Section 9.1(a) above, except as otherwise expressly provided in the statement evidencing the grant of an Incentive Award, upon the occurrence of a Change in Control any outstanding Incentive Awards not theretofore exercisable, payable or free from restrictions, as the case may be, shall immediately become exercisable, payable or free from restrictions (other than restrictions required by applicable law or any national securities exchange upon which any securities of the Company are then listed), as the case may be, in their entirety and any shares of Common Stock acquired pursuant to an Incentive Award which are not fully vested shall immediately become fully vested, notwithstanding any of the other provisions of the Plan.

9.2        Continuation of Employment

(a)    Nothing in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be construed to create or imply any contract of employment between any Employee and the Company, to confer upon any Employee any right to continue in the employ of the Company, or to confer upon the Company any right to require any Employee’s continued employment. Except as expressly provided in the Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Plan, the Company shall have the right to deal with each Employee in the same manner as if the Plan and any such statement evidencing the grant of an Incentive Award pursuant to the Plan did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment of the Employee. Unless otherwise expressly set forth in a separate employment agreement between the Company and such Employee, the Company may terminate the employment of any Employee with the Company at any time for any reason, with or without cause.

(b)    Any question(s) as to whether and when there has been a termination of an Employee’s employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan or any statement evidencing the grant of an Incentive Award pursuant to the Plan shall be determined by the Committee and the Committee’s determination thereof shall be final and binding.

9.3    Compliance with Government Regulations

No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

9.4        Additional Conditions

The award of any benefit under this Plan may also be subject to such other provisions (whether or not applicable to the benefit award to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

9.5        Privileges of Stock Ownership

No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award, except as to such shares of Common Stock, if any, that have been issued to such Participant in accordance with the terms and conditions of the applicable Incentive Award; provided, however, that Participants who have received Restricted Stock shall have only those rights with respect to such stock as are set forth in this Plan and the statement evidencing the grant or sale of such Restricted Stock. No adjustment will be made for any dividends or other rights where the record date is prior to the date shares of Common Stock are issued.

9.6        Amendment and Termination of Plan, Amendment of Incentive Awards

(a)    The Board may alter, amend, suspend or terminate the Plan at any time. No such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be sold or issued under the Plan or alter the class of Employees eligible to participate in the Plan. With respect to any other amendments of the Plan, the Board may in its discretion determine that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

(b)    The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award as it deems advisable; provided, however, that the Committee may not reduce the exercise price of an outstanding Option by amending the terms of such Option without first obtaining approval from the AMO stockholders.

(c)    Except as otherwise provided in this Plan or in the statement evidencing the grant of the Incentive Award, no amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

9.7        Not Transferable

(a)    No Incentive Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order, unless and until such Award has been exercised, or the shares underlying such Incentive Award have been issued, and all restrictions applicable to such shares have lapsed. No Incentive Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)    During the lifetime of the Participant, only he or she may exercise an Option or other Incentive Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Committee pursuant to a domestic relations order. After the death of the Participant, any exercisable portion of an Option or other Incentive Award may, prior to the time when such portion becomes unexercisable under the Plan or the terms and conditions of such Incentive Award, be exercised by his or her personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(c)    Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant to transfer an Incentive Award to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Incentive Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Incentive Award which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Incentive Award as applicable to the Participant (other than the ability to further transfer the Incentive Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. For purposes of this Section 9.7, “Permitted Transferee” shall mean, with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Committee after taking into account any state or federal tax or securities laws applicable to transferable Incentive Award. Nothing contained in this Section 9.7(c) shall be deemed to require or obligate the Committee to permit a Participant to transfer an Incentive Award in the manner described herein.

9.8        Other Compensation Plans

The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Employees or Directors of the Company.

9.9        Plan Binding on Successors

The Plan shall be binding upon the successors and assigns of the Company.

9.10        Singular, Plural; Gender

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

9.11        Headings, Etc., No Part of Plan

Heading of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

9.12        Participation By Foreign Employees

Notwithstanding Section 9.6 of the Plan, the Committee may, in order to fulfill the purposes of the Plan: (i) modify grants of Incentive Awards to Participants who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom and/or (ii) amend the Plan from time to time by adopting or modifying appendices to the Plan, which appendices shall contain such terms and conditions with respect to the operation of the Plan in one or more foreign jurisdictions as are necessary to bring the Plan into compliance with applicable law, tax policy or local custom. Nothing contained in this Section 9.12 shall be deemed to grant the Committee the authority to: (i) increase the maximum number of shares that may be sold or issued under the Plan, (ii) alter the class of Employees eligible to participate in the Plan, (iii) reduce the minimum exercise price with respect to Options as set forth in Sections 3.2 and 4.4, or (iv) increase the annual award limits set forth in Section 1.3(d).

9.13        Withholding

The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Incentive Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award (or which may be repurchased from the Participant of such Incentive Award within six months after such shares of Common Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Incentive Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

9.14        Miscellaneous

(a)    At the request of a Participant, and as soon as practicable after any proper exercise of an Option (or any portion thereof) in accordance with the provisions of the Plan, the Company shall deliver to the Participant at the main office of the Company, or such place as shall be mutually acceptable, a certificate or certificates representing the shares of Common Stock to which the Participant is entitled by reason of exercise of the Option (or portion thereof).

(b)    No shares of Common Stock shall be issued or delivered upon exercise of an Option unless and until there shall have been compliance with all applicable requirements of the Securities Act, all applicable listing requirements of any market or securities exchange on which shares of Common Stock are then listed and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations or approvals necessary for the lawful issuance and sale of any shares of Common Stock hereunder on terms deemed reasonable by the Committee shall relieve the Company, the Board and the Committee of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite permits, authorizations or approvals shall not have been obtained.

(c)    Each certificate representing shares of Common Stock acquired pursuant to the Plan shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the certificates. The determination of which legends, if any, shall be placed upon the certificates shall be made by the Committee in its sole discretion and such decision shall be final and binding.

ARTICLE X.

EFFECTIVE DATE

10.1        Effective Date and Duration of Plan

The Plan became effective on June 19, 2002. The Plan shall terminate at such time as the Board, in its discretion, shall determine. No Incentive Award may be granted under the Plan after the date of such termination, but such termination shall not affect any Incentive Award theretofore granted; provided, however, that in no event may any Incentive Stock Option be granted under the Plan after June 18, 2012. The Amendments approved by the Board on February 5, 2004 remain subject to and contingent upon stockholder approval.

* * *

I hereby certify that the foregoing amended and restated Plan was duly adopted by the Board of Directors of Advanced Medical Optics, Inc. on February 5, 2004.

Executed on this 12th day of February, 2004.

/s/ AIMEE S. WEISNER
Secretary

* * *

EXHIBIT B

ADVANCED MEDICAL OPTICS, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(As amended and restated by the Board of Directors

on February 5, 2004)

I.        PURPOSE

The Audit and Finance Committee (the “AFC”) is appointed by the Board of Directors (the “Board”) of Advanced Medical Optics, Inc. (the “Company”) (1) to assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; (2) to assist the Board in the review and approval of corporate financial policy and strategy; and (3) to prepare an AFC report to be included in the Company’s annual proxy statement, as required by the Securities Exchange Commission (“SEC”).

The AFC shall have the authority to conduct or authorize any investigation appropriate to fulfilling its responsibilities and it shall have direct access to the independent auditor as well as to anyone in the Company. In fulfilling its responsibilities, the AFC may utilize the services of the Company’s regular corporate legal counsel with respect to legal matters or, at its discretion and at the Company’s expense, retain special legal, accounting, or other advisers or experts it deems necessary or appropriate in the performance of its duties. The Company shall provide for appropriate funding, as determined by the AFC for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the AFC pursuant to this Charter; and (iii) ordinary administrative expenses of the AFC that are necessary or appropriate in carrying out its duties.

II.        COMMITTEE COMPOSITION AND MEETINGS

The AFC shall be composed of three or more directors as determined by the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. All members of the AFC shall be “financially literate” as determined by the Board in its business judgment and shall satisfy the “independence” requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), and Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. At least one member of the AFC shall have “accounting or related financial management expertise” as determined by the Board in its business judgment.

The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the AFC. The AFC shall have the authority to establish its own rules and procedures consistent with the Bylaws of the Company for notice and conduct of its meetings, should the AFC, in its discretion, deem it desirable to do so. The AFC shall evaluate its own performance at least annually.

The AFC shall meet at least four times in each fiscal year, or more frequently as circumstances dictate. An agenda shall be circulated in advance of each meeting. The AFC may meet privately in executive session with the Company’s financial management, the director of the internal auditing department, representatives of the independent auditor, any other financial personnel employed or retained by the Company, any other persons whose presence the AFC believes to be necessary or appropriate, and as a committee to discuss any matters that the AFC or any of these groups believe should be discussed. The AFC shall meet separately, periodically with the independent auditor and/or the director of the internal auditing department to discuss any matters that the AFC believes should be addressed privately, without management’s presence. The AFC shall likewise meet privately with management, as it deems appropriate.

III.        RESPONSIBILITIES AND DUTIES

A.    Audit Oversight. The AFC is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the AFC. In its audit oversight role, the AFC shall have the following responsibilities and duties:

Independent Auditor

1.    The independent auditor of the Company is ultimately accountable to the AFC and the Board in connection with the audit of the Company’s annual financial statements and related services. The AFC has the ultimate authority and responsibility to select and evaluate the independent auditor on the basis of qualifications, performance and independence, to assure the rotation of the audit partner(s) as required by law, to consider whether it is appropriate to rotate the independent auditors on a regular basis and, where appropriate, to replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in the annual proxy statement).

2.    Approve the fees and other significant compensation to be paid to the independent auditor and any other terms of the engagement of the independent auditor.

3.    On an annual basis, ensure that the independent auditor prepares and delivers a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the AFC, may impact the objectivity and independence of the independent auditor. If the AFC determines that further inquiry is advisable, recommend that the Board take any appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

4.    Review the experience and qualifications of the outside auditor’s senior personnel that are providing audit services to the Company and the quality control procedures of the outside auditor. At least annually, obtain and review a report by the independent auditor describing: the auditing firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

5.    Approve the retention of the independent auditor or any of its affiliates for any information technology services or other non-audit services and approve the fees to be paid to the independent auditor or its affiliates for any such services.

6.    If applicable, consider whether the independent auditor’s provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X of the SEC and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

Audit and Quarterly Reviews

7.    Review the independent auditor’s annual audit plan. Discuss scope, staffing, locations, reliance upon management and internal audit and general audit procedures to be followed.

8.    Regularly discuss with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit or quarterly review work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management, and whether or not those disagreements were resolved to the satisfaction of the independent auditor. Obtain from the independent auditor assurances that Section 10A of the Act has not been implicated.

9.    Meet with the independent auditor and management prior to the public release of the financial results of operations for the year under audit or quarter under review and discuss with the independent auditor any matters within the scope of the pending audit or review that have not yet been completed.

10.    Review and discuss the Company’s annual audited financial statements and quarterly financial statements with the management of the Company and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

11.    Discuss with the independent auditor the matters required to be discussed by Statement of Accounting Standards (“SAS”) No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the independent auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

12.    Based on the review and discussions in paragraphs 10 and 11 above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence in paragraphs 3 and 4 above, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

13.    Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Although the AFC need not discuss such matters in advance of each earnings release or each instance in which the Company may provide guidance, the AFC should review the type and presentation of information included in earnings press releases, paying particular attention to any pro forma or adjusted non-GAAP information.

14.    Prior to the filing of any Form 10-Q, the independent auditor is required to review the interim financial statements to be included in such Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the SEC. The AFC shall discuss with management and the independent auditor the results of the quarterly review, including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management.

Internal Controls

15.    Discuss with the independent auditor and the director of the internal auditing department, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company. The AFC should consider any recommendations for improvement of such internal control procedures, and any special audit steps adopted in light of material control deficiencies.

16.    Discuss with the independent auditor and with management any management letter provided by the independent auditor and any other significant matters brought to the attention of the AFC by the independent auditor as a result of its annual audit. The AFC shall allow management adequate time to consider any such matters raised by the independent auditor.

Internal Audit Department

17.    Maintain an internal audit function in order to provide management and the AFC with ongoing assessments of the Company’s risk management process and systems of internal control.

18.    Review, as the AFC deems appropriate or necessary, the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department.

19.    Review the appointment and when necessary replacement of the senior internal audit executive.

20.    Review significant reports prepared by the internal audit department, together with management’s response and follow-up to these reports.

21.    Grant the director of the internal auditing department and the other personnel performing the Company’s internal audit function unfettered access to the AFC.

22.    On at least an annual basis, review with the Company’s counsel any legal matters that could reasonably be expected to have a significant impact on the Company’s financial statements.

Other AFC Audit Oversight Responsibilities

23.    Discuss with management and the independent auditor any accounting policies the independent auditor identifies as critical, and discuss any significant changes in the Company’s selection or application of accounting policies or any changes (or initiatives or proposals to change) any accounting or financial reporting rules that could reasonably be expected to have a material impact on the Company’s financial statements. The AFC shall review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

24.    Review and discuss with management and the independent auditor: (i) any material off-balance sheet arrangements or other material financial arrangements of the Company that do not appear on the financial statements of the Company; (ii) any transactions with parties related to or affiliated with the Company which are material in size or involve terms different from those reasonably likely to be negotiated with independent third parties and which transactions are relevant to the understanding of the Company’s financial statements, and (iii) the effect of regulatory and accounting initiatives on the financial statements of the Company.

25.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

26.    Discuss policies with respect to risk assessment and risk management, particularly with respect to the Company’s major financial risk exposures. While it is the job of the Chief Executive Officer and senior management to assess and manage the Company’s exposure to risk, the AFC shall discuss policies and guidelines to govern the process.

27.    Set clear hiring policies for employees or former employees of the independent auditor.

28.    Discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee or other complaints or any published reports that raise material issues regarding the Company’s financial statements, accounting and accounting policies, internal accounting controls, and auditing matters.

29.    Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published in accordance with SEC and NYSE regulations.

30.    Annually prepare a report to shareholders as required by Item 306 of Regulation S-K of the SEC. The report should be included in the Company’s annual proxy statement.

31.    Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the AFC or the Board deems necessary or appropriate.

32.    Maintain minutes of its meetings and report, through its Chair, regularly (as often as the AFC deems necessary or desirable, but at least annually) to the full Board regarding the AFC’s actions and recommendations.

33.    Review as the AFC in its discretion deems necessary the Company’s Code of Ethics and management’s system to enforce this Code.

B.    Finance Oversight. In its finance oversight role, the AFC shall have the following responsibilities and duties:

1.    Review, evaluate and, to the extent the AFC deems necessary or appropriate, make recommendations to the Board regarding the Company’s financial organization, staffing thereof, and succession planning.

2.    Review periodically the capital structure of the Company and, to the extent the AFC deems necessary or appropriate, recommend to the Board transactions or alterations of the capital structure of the Corporation.

3.    Review, evaluate and, to the extent the AFC deems necessary or appropriate, make recommendations to the Board regarding the Company’s debt financing policies, strategies and actions.

4.    Review, evaluate and, to the extent the AFC deems necessary or appropriate, make recommendations to the Board regarding investment, stock issuance, stock repurchases, dividend payment and other significant financial policies and actions.

C.    Limitations

While the AFC is responsible for the duties set forth in this Charter, it is not the duty of the AFC to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements and the independent accountants are responsible for auditing the financial statements and monitoring the effectiveness of the internal controls. Auditing literature, including SAS No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the AFC are not independent accountants, and the term “review” as used in this AFC charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this AFC charter of the term “review” should not be interpreted to suggest that the AFC members can or should follow the procedures required of auditors performing reviews of interim financial statements.

Where a vote is not specified, the Trustee will vote the shares represented by this Direction Card FOR the election of directors and FOR proposals 2 and 3 and will vote in accordance with its discretion on such other matters as may properly come before the meeting.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

☐

	FOR	WITHHELD FOR ALL
1. ELECTION OF THREE DIRECTORS - Nominees: 01 W. Link 02 M. Mussallem 03 D. Pyott	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
2. TO APPROVE THE 2002 BONUS PLAN	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. TO APPROVE THE 2002 INCENTIVE COMPENSATION PLAN	☐	☐	☐

I/We consent to future access of the Annual Reports and Proxy Materials electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.

I/we plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)

☐ ☐

Dated:	, 2003

Signature

Signature if held jointly

In signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person each should sign the direction card. Please sign, date, and return the direction card promptly using the enclosed envelope.

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é  FOLD AND DETACH HERE  é

Direction by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone direction is available until 11PM Eastern Time on Friday, April 25, 2003.

Your Internet or telephone direction authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

Internet http://www.eproxy.com/avo

Use the Internet to direct the Trustee. Have your direction card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic direction.

OR

Telephone 1-800-435-6710

Use any touch-tone telephone to direct the Trustee. Have your direction card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the instructions given.

OR

Mail

Mark, sign and date your direction card and return it in the enclosed postage-paid envelope.

If you direct the Trustee by Internet or by telephone,

you do NOT need to mail back your direction card.

You can view the Annual Report and Proxy Statement on the Internet at www.amo-inc.com

DIRECTION CARD

TO: UMB BANK, N.A., TRUSTEE

ADVANCED MEDICAL OPTICS, INC. 401(k) PLAN

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Advanced Medical Optics, Inc. Common Stock held for my account in the Advanced Medical Optics, Inc. 401(k) Plan (the “Plan”) at the Annual Meeting of Stockholders of Advanced Medical Optics, Inc. to be held on April 30, 2003, or any adjournment thereof, as marked on the reverse side of this card.

Unless UMB Bank, N.A., as Trustee for the Plan, receives my vote by April 25, 2003, it will vote the shares allocated to my Plan account as directed by the Advanced Medical Optics, Inc. Corporate Benefits Committee.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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é  FOLD AND DETACH HERE  é

Bring this admission ticket with you to the meeting on April 30, 2003.  Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of March 6, 2003, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

2003 Annual Meeting of Stockholders

April 30, 2003

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE	NON-TRANSFERABLE

Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR the election of directors and FOR proposals 2 and 3 and will vote in accordance their discretion on such other matters as may properly come before the meeting.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

☐

	FOR	WITHHELD FOR ALL
1. ELECTION OF THREE DIRECTORS - Nominees: 01 W. Link 02 M. Mussallem 03 D. Pyott	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
2. TO APPROVE THE 2002 BONUS PLAN	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. TO APPROVE THE 2002 INCENTIVE COMPENSATION PLAN	☐	☐	☐

I/We consent to future access of the Annual Reports and Proxy Materials electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time.

I/we plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)

☐ ☐

Dated:	, 2003

Signature

Signature if held jointly

In signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person each should sign the proxy. Please sign, date, and return the proxy card promptly using the enclosed envelope.

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é  FOLD AND DETACH HERE  é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/avo

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.amo-inc.com

ADVANCED MEDICAL OPTICS, INC.

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Aimee S. Weisner and Diane W. Biagianti, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Advanced Medical Optics, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on April 30, 2003, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

--------------------------------------------------------------------------------------------------------------------------------------------------------

é  FOLD AND DETACH HERE  é

Bring this admission ticket with you to the meeting on April 30, 2003.  Do not mail.

This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of March 6, 2003, the record date.

ADMISSION TICKET

ADVANCED MEDICAL OPTICS, INC.

2003 Annual Meeting of Stockholders

April 30, 2003

10:00 A.M.

1700 E. St. Andrew Place

Santa Ana, CA 92705

NON-TRANSFERABLE	NON-TRANSFERABLE